                                                                     Exhibit 4.3

     Security Agreement dated September 14, 2000 by and among Interfoods of America, Inc., Sailormen, Inc. and American Commercial Capital LLC. (all schedules and exhibits have been omitted other than the schedule of defined terms; such omitted schedules and exhibits will be furnished upon request)

                              SECURITY AGREEMENT
                                    made by

                  SAILORMEN, INC., a Florida corporation and
               INTERFOODS OF AMERICA, INC., a Nevada corporation
                            collectively, as Debtor
                                  in favor of
                       AMERICAN COMMERCIAL CAPITAL LLC,
       a Delaware limited liability company, its successors and assigns, as Secured Party
                      Effective as of September 14, 2000

                               Loan No.: 00 0891
                                 Pod No.: 001

SECURITY AGREEMENT
                            INFORMATION CERTIFICATE
                            -----------------------

---------------------------------------------------------------------------------------------------------------------
Loan Reference No.:                                          00 0891, Pod No.: 001
---------------------------------------------------------------------------------------------------------------------
Debtor:                                                      SAILORMEN, INC., a Florida corporation
                                                             and INTERFOODS OF AMERICA, INC., a
                                                             Nevada corporation
---------------------------------------------------------------------------------------------------------------------
Initial Principal Amount (Pod Note):                         $19,568,000.00
---------------------------------------------------------------------------------------------------------------------
Debtor Trade Name(s):                                        Popeyes Chicken and Biscuits
---------------------------------------------------------------------------------------------------------------------
Debtor Taxpayer I.D. No.:                                    59-2355214 and 59-3356011, respectively
---------------------------------------------------------------------------------------------------------------------
Debtor Social Security No.:                                  N/A
---------------------------------------------------------------------------------------------------------------------
Brand:                                                       Popeyes
---------------------------------------------------------------------------------------------------------------------
Brand Owner:                                                 AFC Enterprises, Inc.
---------------------------------------------------------------------------------------------------------------------
Principal Agreements:                                        See Schedule 11 attached hereto.
---------------------------------------------------------------------------------------------------------------------
Addresses of Unit:                                           See Exhibit A
---------------------------------------------------------------------------------------------------------------------
Counties of Unit:                                            See Exhibit A
---------------------------------------------------------------------------------------------------------------------
Debtor Chief Executive Office Addresses:                     9400 S. Dadeland Blvd., Suite 720, Miami,
                                                             Florida 33156
---------------------------------------------------------------------------------------------------------------------
Debtor Chief Executive Office County:                        Miami-Dade County
---------------------------------------------------------------------------------------------------------------------
Units Owned or Leased:                                       See Exhibit A
---------------------------------------------------------------------------------------------------------------------
Record Owners:                                               See Exhibit A
---------------------------------------------------------------------------------------------------------------------
Key Individuals ((S) 2.13)                                   Robert S. Berg and Steven M. Wemple
---------------------------------------------------------------------------------------------------------------------
Control Persons ((S) 2.26)                                   Robert S. Berg and Steven M. Wemple
---------------------------------------------------------------------------------------------------------------------
Minimum Debtor FCCR ((S) 2.14)                               1.10
---------------------------------------------------------------------------------------------------------------------
Target Debtor FCCR ((S) 2.14)                                1.30
---------------------------------------------------------------------------------------------------------------------
Minimum CU FCCR ((S) 2.14)                                   1.10
---------------------------------------------------------------------------------------------------------------------
Target CU FCCR ((S) 2.14)                                    1.30
---------------------------------------------------------------------------------------------------------------------
Minimum Unit FCCR ((S) 2.14)                                 1.10
---------------------------------------------------------------------------------------------------------------------

                                                   Debtors' Initials: __________
                                                               (Sailormen, Inc.)

                                                                      __________
                                                   (Interfoods of America, Inc.)

SECURITY AGREEMENT

                               TABLE OF CONTENTS

1    GRANT........................................................................................   1

2    REPRESENTATIONS, WARRANTIES AND COVENANTS....................................................   1
     2.1     Name.................................................................................   2
     2.2     Business and Location................................................................   2
     2.3     Real Property Rights.................................................................   2
     2.4     No Subsidiaries; Scheduled Affiliates................................................   2
     2.5     No Change............................................................................   2
     2.6     Organization.........................................................................   3
     2.7     Power and Authority..................................................................   3
     2.8     Execution and Enforceability.........................................................   3
     2.9     Financing Statements; Perfected Security Interest....................................   3
     2.10    No Conflict..........................................................................   3
     2.11    No Consent or Other Action Required..................................................   4
     2.12    Purpose for Loans....................................................................   4
     2.13    Operating Experience.................................................................   4
     2.14    Financial Coverages..................................................................   4
     2.15    Limitation on Indebtedness, Realty and Personalty Charges, and Payments to
             Affiliates...........................................................................   5
     2.16    Title; Sufficiency; No Liens.........................................................   5
     2.17    No Further Disposition...............................................................   6
     2.18    Principal Agreements.................................................................   6
     2.19    Renewal of Principal Agreements......................................................   6
     2.20    Maintenance of Collateral; Business..................................................   7
     2.21    Insurance............................................................................   7
     2.22    Casualty and Condemnation............................................................   7
     2.23    Compliance with Laws; Consents and Other Action; No Violation; Indemnity.............   9
     2.24    Tax Returns..........................................................................   9
     2.25    Litigation...........................................................................   10
     2.26    Capitalization; Solvency.............................................................   10
     2.27    Distributions and Redemptions........................................................   11
     2.28    Transactions with Affiliates.........................................................   11
     2.29    Banks; Payments......................................................................   11
     2.30    Costs and Expenses...................................................................   12
     2.31    Brokers and Financial Advisors.......................................................   12
     2.32    Compliance Certificates; Reports; Communications.....................................   12
     2.33    Accuracy of Information; Reasonable Assumptions......................................   13
     2.34    Bring Down of Representations; Survival of Warranties; Cumulative....................   14
     2.35    Notice of Material Adverse Changes...................................................   14
     2.36    Reports, Budgets, Forecasts..........................................................   14

 3.  SPECIAL PROVISIONS ON EQUIPMENT; INSPECTION RIGHTS
     3.1 Equipment Covenants. With respect to the Equipment..............................................  15
     3.2 Inspection; Access to Premises..................................................................  15
 4   SPECIAL PROVISIONS CONCERNING COLLATERAL REVENUES...................................................  16

 5  SPECIAL PROVISIONS CONCERNING RIGHTS AND DUTIES WHILE IN POSSESSION OF COLLATERAL....................  17
     5.1 Debtor's Possession.............................................................................  17
     5.2 Secured Party's Possession......................................................................  17

 6   EVENTS OF DEFAULT...................................................................................  18
     6.1 Debtor Default..................................................................................  18
     6.2 Scheduled Affiliate Default.....................................................................  19
     6.3 Other Defaults of Debtor and Other Liable Parties...............................................  19

 7   REMEDIES............................................................................................  19
     7.1    Cumulative Rights and Remedies...............................................................  19
     7.2    Acceleration of Obligations..................................................................  20
     7.3    Additional Rights of Secured Party...........................................................  20
     7.4    Application of Proceeds; Deficiency..........................................................  21
     7.5    Required Notice of Sale......................................................................  22

 8   RIGHT TO CURE; POST-DEFAULT POWER OF ATTORNEY.......................................................  22
     8.1 Right to Cure...................................................................................  22
     8.2 Power of Attorney...............................................................................  22

 9   DISCLOSURE..........................................................................................  23

10   INDEMNIFICATION.....................................................................................  23

11   OBLIGATIONS AND SECURITY INTEREST ABSOLUTE..........................................................  24

12   ASSIGNMENT; SUBSTITUTION OF COLLATERAL..............................................................  25
     12.1 Assignment.....................................................................................  25
     12.2 Substitution of Collateral.....................................................................  25

13   FURTHER ASSURANCES..................................................................................  26

14   TERM................................................................................................  27
15   MISCELLANEOUS.......................................................................................  27
     15.1 FINAL AGREEMENT; Amendments, Consents, Authorizations..........................................  27
     15.2 Notices........................................................................................  28

15.3  Reasonableness................................................................................  28
15.4  Recovery of Sums Required To Be Paid..........................................................  29
15.5  WAIVERS.......................................................................................  29
15.6  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY...............................  29
15.7  Waiver of Notices.............................................................................  30
15.8  Relationship..................................................................................  31
15.9  Waiver of Counterclaims.......................................................................  31
15.10 No Conflict with Principal Agreements.........................................................  31
15.11 Time is of the Essence........................................................................  31
15.12 LIMITATION OF INTEREST........................................................................  31
15.13 Binding Effect; Jurisdiction; Summary Judgment................................................  32
15.14 Severability..................................................................................  33
15.15 Counterparts; Captions; Construction..........................................................  33
15.16 Exhibits and Schedules........................................................................  34
15.17 Cross-Default; Cross-Collateralization........................................................  34
15.18 Cooperation...................................................................................  34
15.19 Public Announcement...........................................................................  35
15.20 Re-Imaging Requirements.......................................................................  35
15.21 RMS Note - Sinking Fund Requirements..........................................................  36
15.22 Liquidity Requirement.........................................................................  36

SCHEDULES LIST
--------------

DEFINITIONS SCHEDULE (Introduction)
INFORMATION CERTIFICATE ((S)(S) 2.1, 2.2, 2.3 and 2.26)
SCHEDULE I MERGERS, CONSOLIDATIONS, ACQUISITIONS ((S) 2.1)
SCHEDULE 2 OTHER BUSINESSES ((S)(S) 2.2 and 2.5)
SCHEDULE 3 SCHEDULED AFFILIATES ((S) 2.4)
SCHEDULE 4 FILING OFFICES ((S)(S) 2.9 and 5.13)
SCHEDULE 5 PERMITTED ENCUMBRANCES ((S) 2.16)
SCHEDULE 6 CONSENTS AND OTHER ACTION ((S) 2.23)
SCHEDULE 7 LITIGATION ((S) 2.25)
SCHEDULE 8 BANKS ((S)(S) 2.29,2.30, and 4)
SCHEDULE 9 BROKERS AND FINANCIAL ADVISORS ((S) 2.3 1)
SCHEDULE 10 UCC FILINGS ((S) 2.16)
SCHEDULE 11 PRINCIPAL AGREEMENTS ((S)(S) 2.18 and 2.19)
SCHEDULE 12 MISSING CONSENTS OR OTHER ACTIONS ((S) 2.11)
SCHEDULE 13 RE-IMAGING UNITS

EXHIBITS LIST
-------------

EXHIBIT A Legal Description/Address and other Property Unit Information EXHIBIT B Insurance Requirements ((S) 2.21)
EXHIBIT C Compliance Certificate ((S) 2.32)

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("Security Agreement") is dated as of September 14,
                               ------------------
     2000, and is made by SAILORMEN, INC., a Florida corporation and INTERFOODS OF AMERICA, INC., a Nevada corporation, as debtor (if more than one Person, collectively and jointly and severally, "Debtor"), in favor of AMERICAN
                                              ------
     COMMERCIAL CAPITAL LLC, a Delaware limited liability company, as secured party subject to Section 12 hereof ("Secured Party").
                                          -------------

     The terms used herein (whether or not capitalized) have the meanings accorded such terms in the text hereof, in the INFORMATION CERTIFICATE and in the DEFINITIONS SCHEDULE attached hereto and made a part hereof and, to the extent not inconsistent therewith, the UCC. Debtor has requested that Secured Party make the Loan to Debtor and Debtor has agreed to evidence such Loan by executing and delivering to Secured Party a Note, dated the date thereof, made payable to Secured Party in the original principal amount set forth therein and for the term and on the terms and conditions set forth therein. As a condition to the making of the Loan, Secured Party has requested and Debtor has agreed, among other things, to Grant Secured Party a Lien in the Collateral. In consideration of the foregoing, the benefits accruing to Debtor and for other good and valuable consideration, the receipt and sufficiency of which Debtor hereby acknowledges, Debtor hereby makes the following representations and warranties to Secured Party and covenants and agrees with Secured Party as follows:

I    GRANT.

To secure the Debtor's obligations under and in connection with the Loan Documents and the Obligations, Debtor hereby Grants to Secured Party a continuing security interest and Lien on and with respect to the Collateral (including the Principal Agreements but only as provided in the next sentence below), whether now owned and existing or hereafter acquired or arising; all additions and accessions thereto, substitutions therefor and replacements and improvements of or to any or all of the foregoing; and all products and Proceeds of the foregoing. In the event and to the extent that any Debtor now or hereafter may Grant a security interest in or other Lien on its rights under any Principal Agreement without Conflicting with such Principal Agreement, either because the terms of such Principal Agreement do not restrict such Grant, or each of the other parties thereto has consented to such Grant or applicable Law permits such Grant, or for any other reason, then Debtor hereby Grants to Secured Party such Lien in such Principal Agreements, whether now owned or hereafter acquired, and all Proceeds thereof.


2    REPRESENTATIONS, WARRANTIES AND COVENANTS.

Debtor hereby represents, warrants and covenants and agrees that:

2.1  Name.

Each of Debtor's legal name, federal taxpayer identification number, and mailing address is accurately set forth on the INFORMATION CERTIFICATE. Except as disclosed on SCHEDULE 1, Debtor has not merged, consolidated, acquired all or substantially all of the assets of any Person or used any other name (whether in connection with the Business or the Collateral or for business, obtaining credit or financing or otherwise) in the last six years.

2.2  Business and Location.

Under its legal name, Debtor is and shall continue to be engaged in the Business under the Brand pursuant to the Principal Agreements at the Unit with the address set forth on the INFORMATION CERTIFICATE. SCHEDULE 2 contains and will continue to contain a complete and accurate list of businesses, if any, conducted by Debtor other than its Business. Debtor's chief executive office address is accurately set forth on the INFORMATION CERTIFICATE. All Collateral, including all writings relating thereto and records thereof, books of record or account, employees, business, offices and operations are located at and conducted out of such Unit or Debtor's chief executive office.

2.3  Real Property Rights.

The INFORMATION CERTIFICATE correctly discloses either that Debtor (i) is the sole record owner of the Property or (ii) leases (or subleases) the Property and the record owner of the Property is the person or entity disclosed on the INFORMATION CERTIFICATE.

2.4  No Subsidiaries; Scheduled Affiliates.

Except for Sailormen, Inc. being a wholly owned subsidiary of Interfoods of America, Inc., and otherwise as disclosed on SCHEDULE 3, Debtor does not have any subsidiaries on the date hereof and shall not, during the term hereof, have any subsidiaries without prior notice to and written consent of Secured Party which consent may be withheld in Secured Party's Sole Discretion. SCHEDULE 3 contains and will continue to contain a complete and accurate list of all of Debtor's Affiliates who have executed and delivered any Loan Document ("Scheduled Affiliate").
  ---------

2.5  No Change.

Debtor will neither change its name, federal taxpayer identification number, or its chief executive office location, nor assume a different name, nor conduct its business or affairs under any other name without providing Secured Party with 60 days prior written notice thereof. Debtor will neither change the location of any of its Business, the Unit or Collateral, nor merge, consolidate, or change its structure (whether by equity sale, issuance, purchase or otherwise), nor change its use of any item of Collateral during the term hereof, except as otherwise permitted in Section 12.2 herein below.

With the exception of the businesses listed on SCHEDULE 2, Debtor will not engage in any business or activities other than the Business during the term hereof

2.6  Organization.

Debtor is and will continue to be duly organized, validly existing and in good standing under the laws of the state of its organization. Debtor is and will continue to be duly qualified to do business and is in good standing in each jurisdiction where it conducts its Business and where the Unit or the Collateral is located.

2.7  Power and Authority.

(i) Debtor has full power, authority and the 1,~gal right to own the Collateral and to conduct its Business, and (ii) Debtor (and in the case of Loan Documents executed by Debtor's Scheduled Affiliates, each such Affiliate) has full power, authority and the legal right to execute, deliver and perform its obligations under the Loan Documents.

2.8  Execution and Enforceability.

The Loan Documents have been duly and validly executed and delivered by Debtor (and in the case of Loan Documents executed by Debtor's Scheduled Affiliates, by each such Affiliate). Each Loan Document constitutes Debtor's (and in the case of Loan Documents executed by Debtor's Scheduled Affiliates, each such Affiliate) legal, valid and binding obligation, enforceable against Debtor (or such Affiliate) in accordance with its terms.

2.9  Financing Statements; Perfected Security Interest.

The Debtor (and any other Person named as debtor herein) has duly executed the Financing Statements. The execution and delivery of this Security Agreement and the Grant hereunder creates a valid Lien in the Collateral which has attached and is enforceable. The filing offices set forth on SCHEDULE 4 ("Filing
                                                                 ------
Offices") and made a part hereof are the only offices where financing statements
-------
are required to be filed in order to perfect such security interest in all Filing Collateral. The Secured Party's Lien in all Filing Collateral is a first priority perfected security interest except for the Permitted Encumbrances as such term is defined in Section 2.16 below. Upon delivery into Secured Party's possession of Collateral other than Filing Collateral, Secured Party's Lien therein will be a first priority perfected security interest.

2.10 No Conflict.

Each of Debtor's and Scheduled Affiliate's execution and delivery of, and consummation of the transactions contemplated by the Loan Documents do not and will not (with the passage of time, notice or otherwise) (i) Conflict with any Organizational Document, Contractual Obligation or

Requirement of Law of or applicable to Debtor or such Scheduled Affiliate or the Collateral or (ii) grant, create or result in any Lien in favor of any Person (other than Secured Party as contemplated hereby) on or to Debtor's Business, property or assets (including the Collateral and the Principal Agreements).

2.11 No Consent or Other Action Required.

Except for the filing of the Financing Statements with the Filing Offices (and the recording of the Deeds to Secure Debt or Mortgages (whether one or more) included in the Loan Documents), no Consent or Other Action by, from, with or to any other Person is required prior to or otherwise in connection with (w) Debtor's ownership of the Collateral and conduct of its Business, (x) Debtor's (or any of Debtor's Scheduled Affiliates') execution and delivery of, and performance of its obligations under, the Loan Documents, (y) the Grant of any Lien granted hereby, or (z) the validity, perfection and maintenance of any Lien created hereby.

2.12 Purpose for Loans.

Debtor does not intend to (and will not) use all or any portion of the Loan to purchase or carry any securities, including, without limitation, Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry-any Margin Stock or other security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, as amended. Debtor intends to and agrees to use the proceeds of the Loan solely for the lawful, proper business or commercial purposes set forth in its application for the Loan and disbursement direction letter furnished by Debtor to Secured Party in connection with the funding of the Loan.

2.13 Operating Experience.

The Key Individuals are involved in the management of the Units and have not less than two years experience operating the Business or a business similar to the Business.

2.14 Financial Coverages.

As of the date hereof, each of Debtor's Debtor FCCR, Consolidated Unit FCCR and Unit FCCR is greater than the Minimum Debtor FCCR, Minimum CU FCCR and Minimum Unit FCCR, respectively. During the term of this Security Agreement, (i) Debtor shall maintain its Corporate Debtor FCCR at not less than the Minimum Debtor FCCR, (ii) Debtor shall use its commercially reasonable efforts to maintain its Debtor FCCR at not less than the Target Debtor FCCR, (iii) Debtor shall maintain its Consolidated Unit FCCR at not less than the Minimum CU FCCR, (iv) Debtor shall use its commercially reasonable efforts to maintain its Consolidated Unit FCCR at not less than the Target CU FCCR, and (v) Debtor shall maintain its Unit FCCR at not less than the Minimum

Unit FCCR. All calculations of Debtor FCCR, Consolidated Unit FCCR and Unit FCCR shall be made by Secured Party based upon the financial and other information required to be furnished by Debtor hereunder and calculated for the prior 12-month period of operations. The term "Unit" as used in the term "Unit FFCR" and "Minimum Unit FFCR" for purposes of this Section 2.14 shall collectively refer to all of the Units securing the Note described on Exhibit A attached hereto.

2.15 Limitation on Indebtedness, Realty and Personalty Charges, and Payments to Affiliates.

Without Secured Party's prior written consent, Debtor shall not, directly or indirectly, (x) create, incur, assume, increase or become liable on any Indebtedness or Realty and Personalty Charges, (y) modify, amend, alter, change, supplement, add to, replace, substitute or restate any Existing Indebtedness or Realty and Personalty Charges (including any Contractual Obligations relating thereto) or (z) become obligated to make any payments (including any Payments to Affiliates), if after giving effect thereto Debtor's Debtor FCCR is or would be less than the Target Debtor FCCR or Debtor's Consolidated Unit FCCR is or would be less than the Target CU FCCR or otherwise upon or during the continuance of an Event of Default. Debtor shall not, directly or indirectly, make any Payments to Affiliates during any period in which Debtor's Debtor FCCR is (or, after giving effect thereto, would be) less than the Target Debtor FCCR or Debtor's Consolidated Unit FCCR is (or, after giving effect thereto, would be) less than the Target CU FCCR, or otherwise upon and during the continuance of an Event of Default. Prior to creating, incurring, assuming, increasing, or becoming liable on any Indebtedness or Realty or Personalty Charges, Debtor will provide prior written notice to Secured Party of same and provide to Secured Party evidence in form satisfactory to Secured Party in its Sole Discretion of Debtor's compliance with the provisions of this Section 2.15.

2.16 Title; Sufficiency; No Liens.

Except to the extent of permitted encumbrances, if any, described on SCHEDULE 5 (the "Permitted Encumbrances"), Debtor has and will maintain good and marketable
      ----------------------
title to the Collateral (including the Principal Agreements) free of all Liens (other than the Lien granted to Secured Party hereunder) and such Collateral is sufficient to enable Debtor to operate the Business at the Unit in accordance with the Principal Agreements. Except for the filings reflected on the UCC Search delivered to Secured Party together with this Security Agreement ("Current Filings"), there is no financing statement (or similar statement,
  ---------------
agreement, pledge, deed of trust, mortgage, notice or registration), Lien, or Judgment filed with, registered, indexed or recorded in any Governmental Authority (or intended so to be), directly or indirectly, identifying or encumbering or covering or involving the Collateral or any Principal Agreement or which could have a Material Adverse Effect. Debtor shall take all actions necessary to terminate all Current Filings other than those consented to by Secured Party, identified on SCHEDULE 10 as "To Continue", and relating solely to Permitted Encumbrances, if any, prior to or concurrently with the funding of the Loan.

2.17 No Further Disposition.

Other than with respect to the Lien granted herein to Secured Party and, to the extent of the Permitted Encumbrances, Debtor has not and will not enter into any agreement or understanding or take, permit or suffer to exist any action (including the filing of a financing statement, agreement, pledge, deed of trust or mortgage, notice or registration) or event (whether by operation of law or otherwise) for the purpose of, or that may have the effect of, directly or indirectly, Granting or permitting any Lien on or Disposing of any Collateral (including the Principal Agreements), any interest therein or rights pertaining thereto or involving the Business or the Unit, or increasing the amount of Indebtedness secured by the Permitted Encumbrances, if any, or the amount, property or assets encumbered thereby.

2.18 Principal Agreements.

Debtor has provided Secured Party with a true, correct and complete copy of each Principal Agreement listed on SCHEDULE I I attached hereto. Debtor is and will continue to be in good standing with Brand Owner and in compliance with the Principal Agreements. Debtor has not been and is not in Conflict with or under, any of the Principal Agreements. Debtor shall not terminate, fail to renew, be in Conflict with or under any of the Principal Agreements. Debtor has no knowledge of any claim of (or basis for any claim of) any such termination, nonrenewal, or Conflict. Debtor shall not amend, modify, restate', substitute or replace any Principal Agreement or any term or provision thereof (or consent thereto) without the consent of Secured Party except (i) in the ordinary course of business, (ii) without shortening the term or affecting any renewal option, and (iii) without increasing any payment obligations thereunder unless such increases are applicable to all franchisees or licensees of Brand Owner. Debtor agree to fully comply, at Debtor's own cost and expense, with the terms of the Principal Agreements (including any renewal option) and to promptly notify Secured Party of any adverse development of which Debtor becomes aware with regard to any of the Principal Agreements, including any claim of Conflict with or under, or threat of nonrenewal or termination of, or Litigation involving any of the Principal Agreements.

2.19 Renewal of Principal Agreements.

Until such time as the Obligations have been fully satisfied, Debtor agrees to make one or more timely elections to renew the term of any of the Principal Agreements in accordance with the terms of the Principal Agreements and shall use its best efforts to satisfy any and all conditions to any such renewal, and to obtain, procure, execute and deliver, file and affix such further agreements, instruments, documents, notices, statements, writings, powers and information, and to do or cause to be done all such further acts and things as may be required in connection with any such renewal or as Secured Party may reasonably request, from time to time, in its Sole Discretion, in connection with Debtor's obligations set forth herein.

2.20 Maintenance of Collateral; Business.

At Debtor's sole cost and expense, (i) Debtor shall keep, use, operate and maintain the Collateral, the Business and the Unit in accordance with Requirements of Law, the standards required under the Principal Agreements (and those established by the other parties thereto and applicable to the Business) and other Contractual Obligations, Consents and Other Action and customary, prudent business practices, (ii) Debtor shall at all times fully comply with terms and provisions of the Principal Agreements, and not do or suffer to be done any act whereby the value of the Collateral, the Business or any Unit or any part or interest therein may be lessened in any material respect and (iii) Debtor shall at all times obtain, preserve, renew and keep in fall force and effect its existence and all rights and franchises with respect thereto and maintain in full force and effect and fully comply with all Consents and Other Action, Contractual Obligations, and General Intangibles necessary or appropriate to carry on the Business. Debtor shall notify Secured Party promptly of any actual or threatened destruction or material damage or impairment of the Business, any Unit or any of the Collateral or any event or condition which could have a Material Adverse Effect.

2.21 Insurance.

At Debtor's sole cost and expense, Debtor shall maintain with Approved Providers insurance policies with Required Endorsements and satisfying the Insurance Requirements set forth on EXHIBIT B. Debtor shall (x) timely pay, all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect; (y) promptly deliver the insurance policies, certificates (and renewals) thereof or other evidence of compliance herewith to Secured Party; and (z) promptly notify Secured Party of any loss covered by or claim under or notice made in connection with any such insurance policies.

2.22 Casualty and Condemnation.

(i) In the event of any casualty or Condemnation (a "Loss "), Debtor shall give
                                                     ----
prompt written notice thereof to Secured Party. Debtor hereby irrevocably assigns to Secured Party all insurance proceeds or awards with respect to such Loss (the "Loss Proceeds"). All Loss Proceeds shall be paid to Secured Party
           -------------
and applied pursuant to this Section 2.22, In the event that for any one Unit the Loss is in the amount of less than $25,000, the related Loss Proceeds may be retained by Debtor if applied to the related Unit. With respect to any Loss for any one Unit in an amount of $25,000 or more, all Loss Proceeds with respect to such Loss shall be payable to Secured Party. Debtor hereby authorizes and directs any affected insurance company and any affected Governmental Authority responsible for such Condemnation to make payment of the Loss Proceeds directly to Secured Party. If, with respect to any Loss for any one Unit in an amount of $25,000 or more, Debtor receives any Loss Proceeds, Debtor shall promptly pay over such Loss Proceeds to Secured Party. Debtor hereby covenants that until such Loss Proceeds are so paid over to Secured Party, Debtor shall hold such Loss Proceeds in trust for the benefit of Secured Party and shall not commingle such Loss Proceeds with any other funds or assets of Debtor or any other party.

(ii) Debtor shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims or proceedings relating to such Loss or Loss Proceeds and Debtor shall take all appropriate action in connection with each such proceeding, settlement, compromise and adjustment and shall pay all expenses thereof, including, if Secured Party shall elect to participate therein, the cost of Secured Party's participation; provided, however, that any final settlement, compromise or adjustment shall be subject to the prior written consent of Secured Party unless the Loss Proceeds are sufficient to pay the Prepayment Amount in full. So long as an Event of Default shall have occurred and be continuing, Secured Party may, at its option and with respect to its interests as set forth herein, commence, appear in and prosecute, in its own name, any such action or proceeding or make any compromise or settlement in connection with such damage, destruction or taking and obtain directly all Loss Proceeds.

(iii) If (u) Debtor suffers a Loss, (v) no Event of Default (or event which with the passage of time or the giving of notice, or both would constitute an Event of Default) shall have occurred and be continuing, (w) the related Unit is not in the last two years of the related Lease; (x) Debtor's business interruption insurance policy will provide for payments covering at least two months in excess of the period in which any repair or replacement is expected to require,
(y) the proceeds of such insurance (together with any amounts deposited with the Secured Party by Debtor) are sufficient to cover the costs anticipated to be incurred in connection with any such repair, restoration or replacement, and (z) Debtor executes and delivers such documents and certificates confirming the foregoing or as Secured Party may reasonably request, the provisions of this subparagraph (iii) shall apply, and Debtor shall provide Secured Party with a schedule for repairing, restoring or replacing the applicable Property as promptly as reasonably practicable and shall repair, restore or replace the applicable Unit (or, in the case of a taking, the remaining Unit) on such schedule to the same condition, as nearly as possible, as existed immediately prior to such Loss whether or not the Loss Proceeds are sufficient therefor. If the cost of any repair, replacement or restoration made by Debtor pursuant to this Section 2.22 shall exceed the amount of the Loss Proceeds, such deficiency shall be paid by Debtor. The Loss Proceeds shall be held by Secured Party or its agent and shall be disbursed to Debtor as hereinafter set forth, provided that if the estimated cost of such repair, replacement or restoration exceeds the amount of the Loss Proceeds, Debtor shall deliver to Secured Party or its agent the estimated deficiency before commencing work. Secured Party or its agent shall release such Loss Proceeds to Debtor, subject to such reasonable procedural requirements as Secured Party or its agent may prescribe, from time to time and provided that such amounts shall be disbursed not more often than once monthly, as the repair, replacement or restoration progresses, upon Debtor's written request, accompanied by a certificate of the architect or engineer in charge of the repair, replacement or restoration or by an Authorized Officer of Debtor, stating that the sum then requested either has been paid by Debtor or is justly due to the named persons (whose addresses shall also be stated) who have rendered services or furnished materials for certain portions of the repair, replacement or restoration. The certificate shall give a brief description of such services and materials, shall list the amounts so paid or owing to each of such Persons, shall state the estimated cost of the balance of the work yet to be performed, and shall state that no part of such expenditures has been or is being made the basis for any other request for payment. Upon compliance with the foregoing, Secured Party or its agent shall within a reasonable period of time of its receipt, pay out of the Loss Proceeds to the extent available to the Persons named in the certificate the respective amounts stated to be due to them or shall pay to Debtor the amount stated to have been paid by Debtor to such persons.

(iv) If Debtor suffers a Loss and any one or more of the requisite conditions for application of subparagraph 2.22 (iii), above, shall not be satisfied, the provisions of this subparagraph (iv) shall apply and the Loss Proceeds shall be applied at the option and direction of Secured Party, in its Sole Discretion, either (w) to the repair, replacement or restoration of the applicable Property as set forth in (iii) above, (x) on the next Payment Date, to the prepayment of the outstanding Loan, together with Prepayment Premium Amount and all accrued and unpaid interest, (x) to the payment of the Obligations, whether or not then due, in any order and in such manner as Secured Party may determine or (z) as an addition to Collateral to be held by Secured Party,

2.23 Compliance with Laws; Consents and Other Action; No Violation; Indemnity.

(i) Debtor is and shall continue to be in compliance with all Requirements of Law. Except as set forth on SCHEDULE 6, all material Consents and Other Action of any Person or Governmental Authority required for the lawful conduct of Business at the Unit have been obtained, taken and made.

(ii) Debtor's Use of any of its business (including the Business), securities, property or assets (including any proceeds of the Loan, any Collateral and the Properties) has not, is not and shall not be in Conflict with any Requirements of Law, Contractual Obligation, or Consent or Other Action, and to Debtor's knowledge no such Conflict exists and no basis for a claim of any such Conflict exists.

2.24 Tax Returns.

Debtor and each of its Scheduled Affiliates and each Person which might have tax liabilities for which Debtor or any Scheduled Affiliates is or may be liable (each a "Tax Party") has filed, or caused to be filed, and will continue to file
         ---------
in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Tax Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all Requirements of Law, all sales and/or use taxes applicable to the conduct of its business, except taxes, the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Tax Party and with respect to which adequate reserves have been set aside on its books. There are no Liens on any properties or assets of the Debtor or any of its Scheduled Affiliates imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge. The income tax returns of each Tax Party have been examined and reported upon by the relevant tax authorities, or closed by applicable statutes of limitations, for all fiscal years and no Tax Party has given or consented to any waiver of the statute of limitations with respect to its tax liabilities for any such year. Except as reflected in the financial statements provided to Secured Party, Debtor knows of no transaction or matter which might or could result in additional tax assessments to any Tax Party. There are no applicable Taxes and Other Charges payable by any Tax Party or Secured Party in connection with the execution and delivery of any Loan Documents by the Debtor or any of its Affiliates which have not been paid by the Tax Party. Debtor shall be liable for any tax or penalties imposed on Secured Party as a result of the execution or performance of the Loan Documents or financing arrangements provided for herein, and Debtor agrees to indemnify and hold Secured Party harmless with respect to the foregoing and to repay to Secured Party on demand the amount thereof, and until paid by Debtor such amount shall be added and deemed part of the Loan, provided, that, nothing contained herein shall be construed to require Debtor to pay any income or franchise taxes attributable to the income of Secured Party from any amounts charged or paid hereunder to Secured Party. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Security Agreement.

2.25 Litigation.

Except as set forth on SCHEDULE 7, there is no Litigation pending, or to the best of Debtor's knowledge threatened, against or affecting Debtor, Its assets (including any Collateral or Principal Agreement), Business or any Unit or against or affecting any Scheduled Affiliate or any transactions contemplated by this Security Agreement or any Loan Document. None of the Litigation identified on SCHEDULE 7 would, if adversely determined, have a Material Adverse Effect.

2.26 Capitalization; Solvency.

All of the issued and outstanding Capital Stock of Debtor are directly and beneficially owned and held by the Persons identified on the INFORMATION CERTIFICATE ("Control Persons") and all of such Capital Stock has been duly
              ---------------
authorized and is fully paid and non-assessable, free and clear of all Liens. Debtor (and each Scheduled Affiliate) (x) is solvent and will continue to be solvent after giving effect to the Obligations, the security interests of Secured Party and the other transactions contemplated hereunder, and (y) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Debtor (and each Scheduled Affiliate) at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of Debtor (or such Scheduled Affiliate), and including any subordinated and contingent liabilities computed at the amount which, to the best of Debtor's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

2.27 Distributions and Redemptions.

Debtor shall not, directly or indirectly, declare, or pay or make any distributions on account of any Capital Stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, either (i) following the occurrence of and during the continuation of an Event of Default or an event which with the passage of time or giving of notice or both would be or result in an Event of Default, or (ii) if after giving effect to such distributions Debtor would be in default or with the passage of time or the giving of notice or both an Event of Default would occur, or (iii) if same effects a Change of Control.

2.28 Transactions with Affiliates.

Debtor shall not directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any Affiliate or any officer, employee, member, manager, director, or agent of any Affiliate or Debtor or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any Affiliate or any officer, employee, member, manager, director, agent or any Affiliate or Debtor; except in the ordinary course of business and pursuant to agreements' in writing on terms no less favorable to Debtor than would be available in agreements with Persons other than those referenced in (a) or (b) of this section.

2.29 Banks; Payments.

Debtor shall cause all Collateral Revenues and Proceeds to be deposited in the account(s) with the bank(s) listed on SCHEDULE 8 and Debtor shall pay, and hereby authorizes Secured Party to cause to be paid, all Obligations as and when due from all amounts in any bank required to be listed on SCHEDULE 8. Debtor shall make all payments to Secured Party on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Secured Party is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and Debtor shall be and remain liable to Secured Party hereunder and under other Loan Documents and this Security Agreement and other Loan Documents shall continue in full force and effect as if such payment or proceeds had not been received by Secured Party. Debtor shall be liable to pay to Secured Party, and does hereby indemnify and hold Secured Party harmless for the amount of any payments or proceeds surrendered or returned. This Section 2.29 shall remain effective notwithstanding any contrary action which may be taken by Secured Party in reliance upon such payment or proceeds. This Section 2.29 shall survive the payment of the Obligations and the termination of this Security Agreement.

2.30 Costs and Expenses.

Debtor shall pay to Secured Party on demand all costs, expenses, filing fees and taxes (other than income and franchise taxes of Secured Party) paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Secured Party's rights in the Collateral, the Loan Documents and all other documents related hereto or thereto, including any amendments, supplements, restatements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, Business Valuation fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining any account with any bank required to be listed on SCHEDULE 8 together with Secured Party's customary charges and fees with respect thereto;
(d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Secured Party, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Security Agreement and the other Loan Documents or defending any claims made or threatened against Secured Party arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Secured Party during the course of periodic field examinations of the Collateral and Debtor's operations; and (h) the actual and reasonable fees and disbursements of counsel (including legal assistants) to Secured Party in connection with any of the foregoing.

2.31 Brokers and Financial Advisors.

Except as set forth on SCHEDULE 9, Debtor represents and warrants to Secured Party that no brokers or finders were used in connection with the financing contemplated hereby and Debtor hereby agrees to indemnify and hold Secured Party harmless from and against any and all liabilities, costs and expenses (including attorney's fees and court costs) suffered or incurred by Secured Party as a result of or arising out of any of the transactions contemplated hereby. The provisions of this Section shall survive the expiration and termination of this Security Agreement and the payment of the Obligations and termination of this Security Agreement.

2.32 Compliance Certificates; Reports; Communications.

Debtor agrees to provide to Secured Party: (i) within 10 days of the end of each month, monthly sales reports for the Unit, (ii) within 20 days of March 31, June 30 and September 30 of each calendar year, (x) a compliance certificate (in a form substantially as attached hereto as EXHIBIT Q completed and executed by an Authorized Officer of Debtor and (y) quarterly financial statements of Debtor and of the Unit certified by Debtor's chief financial officer to fairly present in all material respects Debtor's and each such Unit's financial condition and results of operations for such period, (iii) within 75 days of December 31 of each calendar year, (x) a compliance certificate (in a form substantially as attached hereto as EXHIBIT Q completed and executed by an Authorized Officer of Debtor and (y) audited annual financial statements of Debtor and of the Unit and (iv) within 30 days of filing, Debtor's and each Tax Party's Federal and State Income Tax returns. Debtor further agrees to provide to Secured Party: (i) prompt notice of any of Debtor's Debtor FCCR, Consolidated Unit FCCR or Unit FCCR falling below either the target or minimum levels required in Section 2.14 hereinabove, (ii) promptly following receipt by Debtor, complete copies of any communications that are or may be materially adverse to Debtor, its Business, any Unit or the Collateral and (iii) copies of such other information as Secured Party may from time to time reasonably request promptly following any such request. The audited financial statements furnished to Secured Party hereunder shall be prepared in accordance with GAAP applied on a consistent basis and all financial statements furnished to Secured Party shall be sufficiently detailed to allow Secured Party to calculate the Debtor's Debtor FCCR, Consolidated Unit FCCR and Unit FCCR and determine compliance with other financial covenants.

2.33 Accuracy of Information; Reasonable Assumptions.

All information, reports, statements and financial and other data furnished (or hereafter furnished) by Debtor, its Affiliates or their respective agents or representatives to Secured Party, its agents or representatives hereunder or in connection with the Loan and the Obligations, are (and shall be on the date so furnished) true, complete and correct in all material respects, shall not contain any untrue statement of material fact and shall not omit to state any fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. All financial projections that have been or are hereafter prepared by or on behalf of Debtor, its Affiliates or their respective agents or representatives have been and shall be prepared in good faith and based upon reasonable assumptions. Debtor shall endeavor promptly to advise Secured Party, from time to time, when any assumptions made in connection with any projections previously provided to Secured Party prove to be incorrect or untrue in any material respect. No Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default) has occurred and is continuing. To Debtor's knowledge, no event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Secured Party in writing and reflected in the Debtor's financial information and projections and in the Business Valuation.

2.34 Bring Down of Representations; Survival of Warranties; Cumulative.

Debtor hereby covenants and agrees to execute and deliver, at such time and from time to time, as required by Secured Party, such agreements, documents, instruments, estoppels, consents or certificates as Secured Party may, from time to time, reasonably request, including certificates reaffirming the representations and covenants of Debtor hereunder as if made on the date of any such reaffirmation. All representations and warranties contained in this Security Agreement or any of the other Loan Documents shall survive the execution and delivery of this Security Agreement and shall be deemed to have been made again to Secured Party on the date of each compliance certificate, and each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Secured Party regardless of any investigation made or information possessed by Secured Party. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtor shall now or hereafter give, or cause to be given, to Secured Party.

2.35 Notice of Material Adverse Changes.

Debtor shall promptly notify Secured Party in writing of the details of any Event of Default or any material loss, damage, or Litigation relating to the Debtor, the Business, the Collateral, any Scheduled Affiliate or any other property which is security for the Obligations, any act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default or result in any Material Adverse Effect.

2.36 Reports, Budgets, Forecasts.

Debtor shall, at Secured Party's request, permit and assist Secured Party in obtaining access by electronic transmission, or in such other manner as Secured Party shall request, to monthly sales reports for the Unit. Debtor shall furnish or cause to be furnished to Secured Party such budgets, forecasts, projections and other information respecting the Collateral and the business of Debtor, as Secured Party may, from time to time, reasonably request. Secured Party is hereby authorized to deliver, from time to time, a copy of any financial statement or any other information relating to the business of Debtor to any Person. Debtor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Secured Party, at Debtor's expense, copies of the financial statements of Debtor and any reports or management letters prepared by such accountants or auditors on behalf of Debtor and to disclose to Secured Party such information as they may have regarding the business of Debtor. Any documents, schedules, invoices or other papers delivered to Secured Party may (but shall not be required to) be destroyed or otherwise disposed of by Secured Party at any time after the same are delivered to Secured Party, except as otherwise designated by Debtor to Secured Party in writing.

3.   SPECIAL PROVISIONS ON EQUIPMENT; INSPECTION RIGHTS.

3.1  Equipment Covenants. With respect to the Equipment.

(i) On or after an Event of Default, Debtor shall, at its expense, at any time or times as Secured Party may request, deliver or cause to be delivered to Secured Party written reports or Business Valuations as to the Equipment in form, scope and methodology acceptable to Secured Party in good faith and by an appraiser reasonably acceptable to Secured Party;

(ii) Debtor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

(iii) Debtor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of Brand Owner and any insurance and in conformity with all Contractual Obligations, Requirements of Law and Consents and Other Action;

(iv) The Equipment is and shall be used in Debtor's business and not for personal, family, household or farming use;

(v) Debtor shall not remove any Equipment from the Unit or other locations set forth or permitted herein, except to the extent necessary to have any Equipment
(1) repaired or maintained or replaced with Equipment of equal value o-, better quality and free of any Liens in the ordinary course of the business of Debtor, or (2) replaced with Equipment of equal value or better quality and free of any Liens in the ordinary course of the business of Debtor, where either the Debtor reasonably determines such Equipment to be obsolete or outdated for use in the Business or as required by the Franchisor of Debtor; and

(vi) Debtor assumes all responsibility and liability arising from the Debtor's Use of the Equipment, except if such liability results solely from Secured Party's gross negligence or willful misconduct.

3.2  Inspection; Access to Premises.

From time to time as reasonably requested by Secured Party, from time to time, at the cost and expense of Debtor (such cost and expense not to exceed a per them amount of $500 per day per individual restaurant Unit visited, plus actual out of pocket expenses for coach airfare):

(i) Secured Party or its designee or their respective agents and representatives, shall have complete access to all of Debtor's premises during normal business hours and after notice to Debtor, or at any time and without notice to Debtor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Debtor's books and records, including, without limitation, the Records,

(ii) Debtor shall promptly furnish to Secured Party such copies of such books and records or extracts therefrom as Secured Party may request in good faith,

(iii) Secured Party shall have the right to review, monitor, and upon reasonable notice inspect Debtor's operations with respect to compliance with Environmental Laws and conformity to sound environmental management practices and to make recommendations to Debtor with respect thereto, and

(1v) Secured Party or its designee shall have use during normal business hours of such of Debtor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing, provided that such use does not materially interfere with Debtor's ordinary business operations, and, if an Event of Default exists or has occurred and is continuing, for the collection of and realization upon Collateral.

4    SPECIAL PROVISIONS CONCERNING COLLATERAL REVENUES.

Subject to the terms of any Permitted Encumbrances, Debtor hereby directs any and all transferors, distributors or payors (including insurance companies with whom Debtor maintains insurance), upon receipt of notice from Secured Party of the occurrence of an Event of Default under the Loan Documents or that the Debtor has not satisfied its Target Debtor FCCR and/or Target CU FCCR as set forth in Section 2.14 herein above, to make payment of all Collateral Revenues and Proceeds directly to Secured Party and authorizes Secured Party, in its Sole Discretion, to hold the same in its possession as Collateral, to apply the same to repayment of the Obligations, to deposit the same into any of the accounts with the banks listed on SCHEDULE 8, or, to apply the same, or, toward replacement of the Collateral. All such Collateral Revenues and Proceeds whether received by Secured Party or by Debtor, or by any other Person will be included in the Collateral subject to the security interest granted to Secured Party hereunder. Upon the occurrence of an Event of Default, Debtor shall (i) identify, earmark, segregate and keep separate all Collateral Revenues and Proceeds received by it, (ii) upon Secured Party's request, promptly account to Secured Party for all Collateral Revenues and Proceeds, and (iii) hold all Collateral Revenues and Proceeds received by Debtor in trust for the benefit of Secured Party and shall promptly (and in any event not later than the fifth day after receipt) deliver (or cause to be delivered) the same to Secured Party and into its possession in the form received by Debtor and at a time and in a manner satisfactory to Secured Party. Notwithstanding the foregoing or anything contained in this Security Agreement or the other Loan Documents to the contrary, upon the occurrence of an Event of Default hereunder of under the other Loan Documents or in the event Debtor fails to satisfy the Target Debtor FCCR and/or Target CU FCCR as set forth in Section 2.14 herein above, Debtor shall upon written notice from Secured Party escrow with Secured Party or a national banking institution satisfactory to Secured Party in its Sole Discretion (pursuant to instructions from Secured Party) all taxes, insurance, rentals, and any capital expenditures required to be expended in connection with the Property by Debtor during the term of the Loan.

5 SPECIAL PROVISIONS CONCERNING RIGHTS AND DUTIES WHILE IN POSSESSION OF COLLATERAL.

5.1  Debtor's Possession.

Upon and during the continuation of an Event of Default, to the extent the same shall, from time to time, be in Debtor's possession, Debtor will hold the Collateral and all writings evidencing or relating to the Collateral in trust for Secured Party and, upon request or as otherwise provided herein, promptly deliver the same to Secured Party in the form received and at a time and in a manner satisfactory to Secured Party. With respect to the Collateral in Debtor's possession Debtor shall at Secured Party's request take such action as Secured Party in its Sole Discretion deems necessary or desirable to create, perfect and protect Secured Party's security interest in any of the Collateral and to preserve or enhance the value thereof.

5.2  Secured Party's Possession.

With respect to all of the Collateral delivered or transferred to, or otherwise in the custody or control of (including any items in transit to or set apart for) Secured Party or any of its agents, associates or correspondents in accordance with this Security Agreement, Debtor agrees that (i) such Collateral will be and be deemed to be in the sole possession of Secured Party; (ii) Debtor has no right to withdraw or substitute any such Collateral; (iii) Debtor shall not take or permit any action, or exercise any voting and other rights, powers and privileges in respect of the Collateral inconsistent with Secured Party's interest therein and sole possession thereof and (iv) Secured Party may in it its Sole Discretion and without notice, without obligation or liability except to account for property actually received by it, and without affecting or discharging the Obligations, (x) further transfer and segregate the Collateral in its possession; (y) receive Collateral Revenues or Proceeds and hold the same as a part of the Collateral and/or apply the same as hereinafter provided; and
(z) exchange any of the Collateral for other property upon reorganization, recapitalization or other readjustment. Following the occurrence of an Event of Default, Secured Party is authorized (i) to exercise or cause its nominee to exercise all or any rights, powers and privileges (including to vote) on or with respect to the Collateral with the same force and effect as an absolute owner thereof-, (ii) whether any of the Obligations be due, in its name or in Debtor's name or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement Secured Party deems desirable with respect to, any of the Collateral; and (iii) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral. Notwithstanding the rights accorded Secured Party with respect to the Collateral and except to the extent provided below or required by the UCC or other applicable Law (which requirement cannot be modified, waived or excused), Secured Party's sole duty with respect to the Collateral in its possession (with respect to custody, preservation, safekeeping or otherwise and whether under
Section 9-207 of the UCC or otherwise) will be to deal with it in the same manner that Secured Party deals with similar property owned and possessed by it. Without limiting the foregoing, Secured Party, and any of its officers, directors, members, partners, trustees, owners, debt holders, employees, representatives, agents and designees, except as otherwise required by applicable Law (i) will have no duty with respect to the Collateral or the rights granted hereunder; (ii) will not be required to sell, invest, substitute, replace or otherwise dispose of the Collateral; (iii) will not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral; (iv) will not be liable for (or deemed to have made an election of or exercised any right or remedy on account of) any delay or failure to demand, collect or realize upon any of the Collateral; and (v) will have no obligation or liability in connection with the Collateral or arising, under this Security Agreement. Debtor agrees that such standard of care is reasonable and appropriate under the circumstances.

6    EVENTS OF DEFAULT.

The happening of any one or more of the following events shall constitute an "Event of Default" hereunder:
 ----------------

6.1  Debtor Default.

(i) Debtor's failure to make any payment when due under this Security Agreement, the Note, any Loan Document or any Obligations or Debtor's disclaimer of liability under or enforceability of any Loan Document; (ii) the non-renewal or termination of the Principal Agreements; or (iii) Debtor's default under, failure to perform or observe any covenant or condition of or agreement in, or breach of, or making of a material inaccuracy in or omission from, any representation or warranty under or in, this Security Agreement, the Note, any other Loan Document, the Principal Agreements or the License, any financial or other statement delivered to Secured Party or any Contractual Obligations in connection with any Permitted Encumbrance, and (in the case of (iii) only) such default, failure, breach, inaccuracy or omission shall continue unremedied for the earliest of (a) five days following the date that notice of such default, failure, breach, inaccuracy or omission is given to Debtor by Secured Party, (b) five days following the date ("Discovery Date") that Debtor first obtains
                                --------------
knowledge of such default, failure, breach, inaccuracy or omission, or (c) in the case of any Permitted Encumbrance or lease for the Property, the occurrence of such event (or, if there exists an applicable cure period, the expiration of such cure period); provided, that, no such five (5) day period (or cure period) shall apply in the case of. (x) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) day period or which has been the subject of a prior failure within a six (6) month period or (y) an intentional breach by Debtor or any Obligor of any such term, covenant, condition or provision, or (z) the failure to observe or perform any of the covenants or provisions contained in Sections 2.5, 2.15, 2,17, 2.18, 2.19, 2.20, 2.21, 2.27, 2.28, 2.29, and 2.32 of this Security
Agreement; or

6.2  Scheduled Affiliate Default.

Any Scheduled Affiliate fails to make any payment when due under, or defaults under, fails to perform or observe any covenant of or condition or agreement in breach of, or makes any material inaccuracy in or omission from any representation and warranty under, any Loan Document with Secured Party or in any other agreement, instrument, document or certificate, or financial or other statement delivered to Secured Party, and such failure, default or breach continues beyond any applicable grace period provided therein; or

6.3  Other Defaults of Debtor and Other Liable Parties.

If Debtor or any of Debtor's Affiliates who is a maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or otherwise liable for any of the Obligations or Collateral, or any partnership or limited liability company in which Debtor is a partner or member (each hereinafter called an "other liable party") shall die, dissolve, merge or consolidate, suspend the transaction of business, attempt to terminate, revoke or disclaim any obligation to Secured Party (except strictly in accordance with its terms), or incur any material adverse change in its financial condition or prospects (including without limitation, a default under any of Debtor's material contract obligations, including any loan obligation in excess of $100,000.00); or if Debtor or any other liable party shall be expelled from or suspended by any stock or securities exchange or other exchange; or any proceeding, procedure or remedy supplementary to or in enforcement of judgment (involving an amount in excess of $20,000 in the aggregate) shall be resorted to or commenced against, or with respect to any property of, Debtor or any other liable party; or if Debtor or any other liable party shall make an assignment for the benefit of, or composition with, creditors, or shall be or become insolvent or unable, or generally fall, to pay its debts when due, or shall be or become a party or subject to any bankruptcy, reorganization, insolvency or other similar proceeding; or a receiver or liquidator, custodian or trustee shall be appointed for Debtor or any other liable party, or a substantial portion of any of Debtor's or their respective assets and, if any of the foregoing shall occur involuntarily as to Debtor and any other liable party, it shall not be dismissed with prejudice, stayed or discharged within 30 days; or if Debtor or any other liable party shall take any action to effect, or which indicates its acquiescence in, any of the foregoing.

7    REMEDIES.

7.1  Cumulative Rights and Remedies.

Upon the occurrence of an Event of Default, Secured Party shall have the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; (ii) granted to Secured Party under any other applicable Law; and (iii) granted to Secured Party under this Security Agreement, the Note or any other Loan Document or any other agreement between Debtor and Secured Party. In addition, all such rights, powers and remedies shall be cumulative and not alternative and enforceable, in Secured Party's Sole Discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Debtor of this Security Agreement or any of the other Loan Documents. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof-, and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by Secured Party.

7.2  Acceleration of Obligations.

Upon the occurrence of an Event of Default, and at any time thereafter if any Event of Default shall then be continuing, Secured Party may, from time to time in its Sole Discretion, by written notice to Debtor declare the Note (including an amount equal to that required to be paid if the Loan were prepaid as described in paragraphs 5. "Prepayments" and 6. "Acceleration; Expenses" of the
                            -----------          ----------------------
Note) and any other Obligations to be immediately due and payable whereupon (and, ipso facto, automatically without any notice, demand or other action by any Person, upon the occurrence of any Event of Default of the type referred to in Section 6.3 hereof) such principal, interest and other Obligations shall be immediately due and payable, without presentment, demand, protest, notice of default, notice of intent to accelerate, or other notice of any kind, all of which are hereby waived by Debtor to the maximum extent permitted by law and such amounts, to the extent not paid on the date of acceleration, shall thereafter bear interest until paid at the Default Rate.

7.3  Additional Rights of Secured Party.

Upon the occurrence of an Event of Default, Secured Party may, from time to time, in its Sole Discretion, and without Debtor's assent, without advertisements or notices of any kind (except for the notice specified in Section 7.5 below regarding notice required in connection with a public or private sale), or demand of performance or other demand, or obligation or liability (except to account for amounts actually received) to or upon Debtor or any other person (all such advertisements, notices and demands, obligation and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith, directly or through its agents or representatives,
(i) disclose such default and other matters (including the name of Debtor) in connection therewith to any Person in Secured Party's reasonable Sole Discretion; (ii) to the extent permitted by applicable Law enter any Property, with or without the assistance of other persons or legal process; (iii) require Debtor to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to Secured Party, its agents or representatives, the Collateral, at any place and time designated by Secured Party; (iv) take possession of, operate, render unusable, remove from any location, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, that Secured Party in its Sole Discretion deems appropriate, to protect, maintain, preserve and realize upon, the Collateral and any products and proceeds thereof, in whole or in part; and
(v) exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, lease, license, pledge, transfer, negotiate (including endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) of the Collateral or any part thereof. Any such disposition may be in one or more public or private sales, at or upon an exchange, board or system or in the State where the Unit is located or elsewhere, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions as it deems appropriate, with the right of Secured Party to the extent permitted by Law upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption of or in Debtor (such rights, claims and equity of redemption, if any, hereby being expressly waived). If any of the Collateral is sold or leased by Secured Party upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefore is finally collected by Secured Party. In the event Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Debtor waives the posting of any bond which might otherwise be required. Notwithstanding that Secured Party, whether in its own behalf and/or on behalf of another or others, may continue to hold the Collateral and regardless of the value thereof, or any delay or failure to dispose thereof, unless and then only to the extent that Secured Party proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, Debtor shall be and remain liable for the payment in full of any balance of the Obligations and expenses at any time unpaid. Without limiting the foregoing, upon Debtor's failure to abide by and comply with its obligations under any of Sections 2, 3, and 4 hereof, in addition to its other rights and remedies, Secured Party may (but is not required to), in its Sole Discretion and to the extent it deems necessary, advisable or appropriate, take or cause to be taken such actions or things to be done (including the payment or advancement of funds, or requiring advancement of funds to be held by Secured Party to fund such obligations, including taxes or insurance) as may be required hereby (or necessary or desirable in connection herewith) to correct such failure (including causing the Collateral to be maintained or insurance protection required hereby to be procured and maintained) and any and all costs and expenses incurred (including reasonable attorneys fees and disbursements) in connection therewith shall be included in Debtor's Obligations and shall be immediately due and payable and bear interest at the Default Rate.

7.4  Application of Proceeds; Deficiency.

Upon and after the occurrence of an Event of Default, Secured Party may apply the net proceeds, if any, of any collection, receipt, recovery, appropriation, foreclosure or realization, or from any use, operation, sale, assignment, lease, pledge, transfer, delivery or disposition of all or any of the Collateral, after deducting all reasonable costs and expenses (including attorneys fees, trustee fees, court costs and legal expenses) incurred in connection therewith or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of said Collateral or in any way relating to the rights of Secured Party under this Security Agreement, (i) first, to the satisfaction of the Obligations, in whole or in part (whether or not due) in such order as Secured Party may, in its Sole Discretion, elect; (ii) second, to the payment, satisfaction or discharge of any other Indebtedness or Obligations (including any reimbursement, subrogation, contribution or other obligation to any Person), or otherwise as may be permitted or as required by any law, rule or regulation (including Section 9-504(l)(c) of the UCC); and
(iii) lastly, the surplus, if any, to Debtor. In connection with any disposition of the Collateral, Debtor shall remain liable to Secured Party for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses. In applying any proceeds to any obligation secured by a purchase money security interest, the Secured Party shall use the "first-in-first-out" method of allocation.

7.5  Required Notice of Sale.

In exercising its rights, powers and remedies as secured party, Secured Party agrees to give Debtor 10 days' notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Debtor agrees that such period and notice is commercially reasonable under the circumstances.

8    RIGHT TO CURE; POST-DEFAULT POWER OF ATTORNEY.

8.1  Right to Cure.

Secured Party may, at its option but without an/ obligation, after an Event of Default that is continuing cure any default by Debtor under any Contractual Obligation including the Principal Agreements and Leases or pay or bond on appeal any judgment entered against Debtor; discharge taxes or other Liens at any time levied on or existing with respect to the Collateral; and pay any amount, incur any expense or perform any act which, in Secured Party's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Secured Party with respect thereto. Secured Party may add any amounts so expended to the Obligations, such amounts to be repayable by Debtor on demand. Secured Party shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Debtor. Any payment made or other action taken by Secured Party under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

8.2  Power of Attorney.

Debtor hereby irrevocably constitutes and appoints, effective on and after the occurrence of an Event of Default, Secured Party acting through any officer or agent thereof, with full power of substitution, as Debtor's true and lawful attorney-in-fact with full irrevocable power and authority in Debtor's place and stead and in Debtor's name or in its own name, from time to time in Secured Party's Sole Discretion, to receive, open and dispose of mail addressed to Debtor, to take any and all action, to do all things, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including financing statements, and writings to correct any error or ambiguity in any Loan Document), applications and registrations (including registrations and licenses for securities, copyrights, patents, and trademarks), checks, drafts, acceptances, money orders, or other evidence of payment or proceeds, which may be or become necessary or desirable in the Sole Discretion of Secured Party to accomplish the terms, purposes and intent of, or to fulfill Debtor's obligations under this Security Agreement and the other Loan Documents, including the right to appear in and defend any action or proceeding brought with respect to the Collateral or Property, and to bring any action or proceeding, in the name and on behalf of Debtor, which Secured Party, in its Sole Discretion, deems necessary or desirable to protect its interest in the Collateral or Property.

This power is coupled with an interest and is irrevocable. THIS POWER DOES NOT AND SHALL NOT BE CONSTRUED TO AUTHORIZE ANY CONFESSION OF JUDGMENT. Debtor hereby releases Secured Party and its officers, directors, members, partners, trustees, debt holders, employees, representatives, agents and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except and only to the extent the same results from Secured Party's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

9    DISCLOSURE.

Debtor hereby authorizes Secured Party and its agents and representatives at any time and from time to time to obtain from, disclose to and discuss with any Brand Owner, creditor of Debtor or any other Person information concerning or relating to the financial condition, operations and other matters relating to the Debtor, its Business and Property and hereby consents to the release to Secured Party by any such Person, at any time and from time to time, of information relating to the Debtor, its Business and Property upon request of Secured Party and without notice to or consent from Debtor. Debtor hereby consents to the disclosure by the Secured Party of any and all information (financial or otherwise) concerning Debtor to any Person in connection with the sale or other disposition of Debtor's Loan (including any securitization thereof).

10   INDEMNIFICATION.

Debtor shall make the indemnities provided for on Sections 2.24, 2.29 and 2.31 and Debtor shall indemnify and hold Secured Party harmless from and against any such violation or any breach of Section 2, and any other loss, liability, damage, cost or expense whatsoever (including attorneys fees and disbursements) arising out of or in connection with Debtor's Use of any of its business (including the Business), securities, property or assets (including any proceeds of the Loan, any Collateral and the Property). Debtor hereby saves, indemnifies and holds Secured Party harmless from and against all expenses, actions, judgments, suits, costs, liabilities, obligations, losses, penalties or damages of any kind or nature, including attorney's fees and expenses, imposed on, asserted against, suffered or incurred by Secured Party in any way relating to, or arising out of or in connection with this Security Agreement, the Loan Documents or the transactions contemplated hereby or thereby. Without limiting the foregoing, Debtor will pay to Secured Party all expenses (including reasonable expenses for legal services of every kind) of, or incidental to, the negotiation of, entering into and enforcement of any of the provisions hereof and of any of the Obligations, and any actual or attempted sale, lease or other disposition of, and any exchange, enforcement, collection, compromise or settlement of any of the Collateral and receipt of the Proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of Secured Party in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall be Debtor's Obligations. Debtor shall indemnify and hold Secured Party, and its officers, directors, members, partners, trustees, debt holders, employees, agents, representatives and designees, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Security Agreement, any other Loan Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, but excluding any such losses, claims, damages, liabilities, costs and expenses directly caused to be incurred by reason of the gross negligence or willful misconduct of the person otherwise to be indemnified and held harmless under this Section, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any Law or public policy, Debtor shall pay the maximum portion which it is permitted to pay under applicable Law to Secured Party in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Security Agreement.

11   OBLIGATIONS AND SECURITY INTEREST ABSOLUTE.

Debtor's Obligations will be absolute, unconditional and irrevocable and will be paid or satisfied strictly in accordance with their respective terms under all circumstances whatsoever, including: (i) the invalidity or unenforceability of all or any of, or any part of, this Security Agreement, the Note or any other Loan Document, or any consent, waiver, amendment or modification thereof-, (ii) the existence of any claim, setoff, defense or other right which Debtor may have at any time against Secured Party, or any other Person, whether in connection with this Security Agreement, any other Loan Documents, the transactions contemplated hereby, thereby or otherwise all of which Debtor hereby waives to the maximum extent permitted by Law; or (iii) the loss, theft, damage, destruction or unavailability of the Collateral to Debtor for any reason whatsoever, it being understood and agreed that Debtor retains all liability and responsibility with respect to the Collateral. All rights of the Secured Party and the security interests hereunder shall be absolute and unconditional irrespective of- (a) any change in the time, manner, amount or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other Loan Document; (b) any exchange, release or nonperfection of all or any part of the Collateral or any other collateral, or any release from, amendment to, waiver of or consent to departure from any guaranty, for all or any of the Obligations; or (c) to the fullest extent permitted by Law, any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Debtor or a third party pledgor.

12   ASSIGNMENT; SUBSTITUTION OF COLLATERAL.

12.1 Assignment

This Security Agreement (and each other Loan Document) is freely assignable, in whole or in part, by Secured Party and, to the extent of any such assignment, Secured Party shall be fully discharged from all responsibility. Secured Party's assignee shall, to the extent of the assignment, be vested with all the powers and rights of Secured Party hereunder (including those granted under Sections 7 and 8 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers as secured party and all references to Secured Party shall mean and refer to such assignee. Secured Party shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Without limiting the foregoing, Debtor understands and agrees that Secured Party may, from time to time, sell, pledge, grant a security interest in and collaterally assign, transfer and deliver or otherwise encumber or dispose of the Note, this Security Agreement and the other Loan Documents and its rights and powers hereunder and thereunder, in whole or in part, in connection with a securitization or any other assignment or other disposition of the Note. Debtor may not, in whole or in part, directly or indirectly, assign this Security Agreement or any Loan Document or its rights hereunder or thereunder or delegate its duties hereunder or thereunder without, in each instance, the specific prior written consent of Secured Party, which consent may be withheld or delayed in Secured Party's Sole Discretion, and satisfaction of Secured Party's then applicable underwriting guidelines and payment upon submission to the Secured Party of an amount equal to (i) one percent (1%) of the outstanding principal amount of the Loan and (ii) all reasonable costs and expenses incurred by Secured Party in connection with such assignment (including, without limitation, reasonable and actual attorneys' fees and disbursements). For purposes-of this Security Agreement, a Change in Control (whether by equity sale, issuance or otherwise) shall constitute an assignment hereof.

12.2 Substitution of Collateral

Unless an Event of Default (or an event which with the passage of time or the giving of notice, or both, would constitute an Event of Default) has occurred, the Debtor may elect to substitute new collateral and obtain a release of one or more individual restaurant Units and the Collateral related thereto part of such Unit (the "Release Collateral") with the consent of Secured Party, such consent
           ------------------
not to be unreasonably withheld, if Debtor satisfies, in Secured Party's Sole Discretion the following conditions precedent: (a) proposed substitute collateral is substantially similar (e.g., similar real and personal property interests, brands and cash flow) to the Release Collateral (the "Substitute
                                                                 ----------
Collateral"); (b) the Substitute Collateral satisfies, in Secured Party's Sole
----------
Discretion, Secured Party's then applicable underwriting guidelines (including, without limitation, survey, appraisal, and title insurance requirements, and any other applicable due diligence requirements) and (x) the then outstanding principal amount of the Loan allocable to the Substitute Collateral is less than the product of (i) 0.60 and (ii) the value of the Substitute Collateral by an independent valuation consultant and (y) the Unit FCCR for Substitute Collateral is not less than 1:40 or the FCCR for the individuals Unit to be replaced at the time of substitution (whichever is higher); (c) the Debtor executes and delivers such documents and agreements (including legal opinions) as Secured Party may request which documents and agreements shall be in form and substance consistent with the Loan Documents; (d) Debtor pays to Secured Party a fee in an amount equal to 1.00% of the then outstanding principal amount of the Loan allocable to the Release Collateral to be replaced ("Substitution Fee, I') and all reasonable costs and expenses
              ----------------
incurred by Secured Party in connection with such substitution; and (e) in the event that the Loan has been included in a rated securitization, Secured Party receives confirmation that such substitution shall not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the securities issued in connection with such securitization by the applicable rating agencies. If the Substitute Collateral is provided to Secured Party and the conditions for substitution set forth above are met, Secured Party will release the Release Collateral from any and all Liens that Secured Party may have with respect to the Release Collateral and shall execute and deliver to Debtor for filing and recordation such documents and instruments as Debtor may reasonably request in order to effectuate the release of the Release Collateral and place such release of public record. Substitution of Collateral shall not occur more frequently than once per calendar quarter.

13      FURTHER ASSURANCES.

Debtor agrees at any time and from time to time, at Debtor's sole cost and expense, to promptly obtain, procure, execute and deliver, file and affix or cause to be obtained, procured, executed, delivered, filed and affixed such further agreements, bills of sale, assignments, instruments, documents, warehouse receipts, bills of lading, vouchers, invoices, notices, statements, writings (including financing statements, and writings to correct any error or ambiguity in any Loan Document), powers (including stock and bond powers, and powers of attorney), tax stamps and information, and to do or cause to be done all such further acts and things (including the execution, delivery and filing of financing statements, payment of filing fees and transfer, gains and recording taxes) and do and cause to be done all such other acts as Secured Party may reasonably request, from time to time, in its Sole Discretion. Without limiting the foregoing, Debtor authorizes Secured Party to the extent permitted under the UCC to fil this Security Agreement or a copy hereof, and the same shall be sufficient as a financing statement, and to execute and file, or file without Debtor's signature, any and all financing statements (including a copy of this Security Agreement which is and will be deemed to be sufficient as a financing statement), amendments thereto and continuations thereof as Secured Party deems necessary or appropriate and Debtor shall pay and indemnify Secured Party for and hold Secured Party harmless from any and all costs and expenses in connection therewith. Debtor further agrees that it will promptly notify Secured Party of and, subject to Section 15.1 hereof, agrees to correct any defect, error or omission in the contents of any of the Loan Documents or in the execution, delivery or acknowledgment thereof. The Debtor further agrees to execute, from time to time, prior to or within three months of the date hereof, and otherwise promptly following Secured Party's request, a Form 4506 Request for Copy of Transcript of Tax Form or its successor form.

14       TERM.

This Security Agreement shall be immediately in full force and effect as a security agreement under the UCC upon Debtor's execution below, whether or not it is signed by Secured Party. Upon indefeasible payment in full of the Obligations in accordance with the terms thereof, this Security Agreement and the security interested granted hereunder shall terminate and Secured Party, at Debtor's expense, will within a reasonable time following Debtor's request execute and deliver to Debtor the proper instruments (including UCC termination statements) acknowledging the termination of the security interest, and will transfer (without recourse, representation or warranty) such Collateral as may be in Secured Party's possession, and not to be retained, sold, or otherwise applied or released pursuant to this Security Agreement, to Debtor, except that the provisions of Sections 10, 11, 13 and 15 shall survive indefinitely. No termination of this Security Agreement or the other Loan Documents shall relieve or discharge Debtor of its respective duties, obligations and covenants under this Security Agreement or the other Loan Documents until all Obligations have been fully and finally discharged and paid, and Secured Party's rights and remedies hereunder, under the other Loan Documents and applicable Law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

15       MISCELLANEOUS.

15.1     FINAL AGREEMENT; Amendments, Consents, Authorizations.

THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN DEBTOR AND SECURED PARTY AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF DEBTOR AND SECURED PARTY. DEBTOR ACKNOWLEDGES AND AGREES THERE ARE NO ORAL AGREEMENTS BETWEEN DEBTOR AND SECURED PARTY. DEBTOR UNDERSTANDS AND AGREES THAT ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE. This Security Agreement and the Loan Documents represent the entire understanding of Secured Party and Debtor with respect to the transactions contemplated hereby and thereby. None of the terms or provisions of this Security Agreement or any other Loan Document may be waived, altered, modified, or amended except in each instance by a specific written instrument duly executed by Secured Party, Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise. Without limiting the foregoing, no action or omission to act shall be deemed to be a consent, authorization, representation or agreement of Secured Party, under the UCC or otherwise, unless, in each instance, the same is in a specific writing signed by Secured Party. The inclusion of Collateral Revenues and Proceeds in the Collateral does not and shall not be deemed to authorize Debtor to sell, exchange of dispose the Collateral or the Principal Agreements or otherwise use the Collateral in any manner not otherwise specifically authorized herein.

15.2     Notices.

All notices and other communications given pursuant to or in connection with this Security Agreement shall be in duly executed writing delivered to the parties at the addresses set forth under their respective signatures below (or such other address as may be provided by one party in a notice to the other). Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by receipted-for telex, telecopier, or facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

15.3     Reasonableness.

If at any time Debtor believes that Secured Party has not acted reasonably in granting or withholding any approval or consent under the Note, this Security Agreement, or any other Loan Document or otherwise with respect to the Obligations, as to which approval or consent either Secured Party has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Secured Party to act reasonably, then Debtor's sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstance be maintained by Debtor against Secured Party. Secured Party shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Security Agreement, or any act, omission or event occurring in connection herewith, unless and only to the extent that it is determined by a final and non-appealable judgment or court order binding on Secured Party, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Security Agreement.

15.4     Recovery of Sums Required To Be Paid.

Secured Party shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Secured Party thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Debtor existing at the time such earlier action was commenced.

15.5   WAIVERS.

DEBTOR HEREBY MAKES AND ACKNOWLEDGES THAT IT MAKES ALL OF THE WAIVERS SET FORTH IN THIS SECURITY AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEY; DEBTOR FURTHER ACKNOWLEDGES THAT SUCH WAIVERS ARE A MATERIAL INDUCEMENT TO SECURED PARTY TO MAKE THE LOAN TO DEBTOR AND THAT SECURED PARTY WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH WAIVERS; AND DEBTOR HEREBY MAKES AND ACKNOWLEDGES THAT IT MAKES SUCH WAIVERS WITH RESPECT TO EACH OTHER LOAN DOCUMENT.

15.6   GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

(a) DEBTOR AND SECURED PARTY REPRESENT, WARRANT, AND ACKNOWLEDGE TO EACH OTHER THAT THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BEAR A REASONABLE RELATIONSHIP TO THE STATE OF NEW YORK THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE LAWS OF THE UNITED STATES.

(b) DEBTOR AND SECURED PARTY HERETO CONSENT, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OTHER THAN PURSUIT OF A JUDGMENT ON THE NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE THE PROPERTY IS LOCATED TO TAKE JURISDICTION OF THE PROPERTY. DEBTOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE WHERE THE PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO THE PROPERTY INCLUDING BUT NOT LIMITED TO FORECLOSURES. DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH

PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST DEBTOR IN ANY JURISDICTION. To the extent that the Debtor has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Debtor or the Debtor's property, the Debtor hereby irrevocably waives such immunity in respect of its obligations under this Note.

(c) TO THE MAXIMUM EXTENT PERMITTED BY LAW, DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS SECURITY AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS SECURITY AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SECURED PARTY TO MAKE THE LOAN.

15.7     Waiver of Notices.

Debtor hereby expressly waives demand, presentment, protest and notice of protest, notice of dishonor, notice of default and notice of intent to accelerate with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Security Agreement and any Loan Documents, except such as are expressly provided for herein. No notice to or demand on Debtor which Secured Party may elect to give shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, Debtor waives notice prior to Secured Party's taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Secured Party to exercise any of Secured Party's remedies, including the issuance of an immediate writ of possession and the benefit of all valuation, appraisement and exemption laws.

15.8    Relationship.

The relationship of Secured Party to Debtor hereunder is strictly and solely that of secured commercial lender on the one hand and commercial debtor on the other in a commercial transaction and nothing contained in the Note, this Security Agreement or any other Loan Document or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Secured Party and Debtor other than as secured commercial lender on the one hand and commercial debtor and guarantor on the other in a commercial transaction.

15.9    Waiver of Counterclaims.

Debtor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding brought by Secured Party with respect to this Security Agreement, any Loan Documents, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

15.10   No Conflict with Principal Agreements.

This Security Agreement and the rights (including the remedies) granted and the duties imposed hereunder are not intended to conflict with or contravene the Principal Agreements or the Licenses.

15.11   Time is of the Essence.

For all payments to be made and all obligations to be performed under the Loan Documents, time is of the essence.

15.12   LIMITATION OF INTEREST.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT SHALL THE AMOUNT OR RATE OF INTEREST (INCLUDING TO THE EXTENT APPLICABLE ANY DEFAULT RATE INTEREST OR LATE PAYMENT CHARGE) PAYABLE, CONTRACTED FOR, CHARGED OR RECEIVED UNDER OR IN CONNECTION WITH THE NOTE OR ANY OTHER LOAN DOCUMENT, FROM TIME TO TIME OR FOR WHATEVER REASON, EXCEED THE MAXIMUM RATE OR AMOUNT, IF ANY, SPECIFIED BY APPLICABLE LAW ("MAXIMUM INTEREST RATE"). In the event any interest is charged
                 ----------------
or received in excess of the Maximum Interest Rate ("Excess"), Debtor
                                                   -----------
acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Secured Party shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Debtor, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. Debtor recognizes that such an unintentional result could inadvertently occur. All monies paid to Secured Party hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Security Agreement, Debtor agrees that (i) the credit or return of any Excess shall constitute the acceptance by Debtor of such Excess, and (ii) Debtor shall not seek or pursue any other remedy, legal or equitable, against Secured Party, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Secured Party, all interest at any time contracted for, charged or received from Debtor in connection with this Security Agreement or any of the other Loan Documents shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread during the entire term of this Security Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable Laws. The provisions of this Section 15.12 shall be deemed to be incorporated into each of the other Loan Documents (whether or not any provision of this Section is referred to therein). Each of the Loan Documents and communications relating t any interest owed by Debtor and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Debtor, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

15.13   Binding Effect; Jurisdiction; Summary Judgment.

The parties agree that the jurisdictions listed on SCHEDULE 4 are the proper places to file financing statements with respect to the Collateral and the laws of such states governing perfection and effect of perfection or non-perfection of security interests in all collateral in which a security interest is perfected by filing a financial statement under the Uniform Commercial Code. This Security Agreement shall be binding upon Debtor, and the heirs, devisees, administrators, executives, personal representatives, successors, receivers, trustees, and (without limiting Section 12 hereof) assigns, including all successors in interest of Debtor in and to all or any part of the Collateral, and shall inure to the benefit of Secured Party, and the successors and assigns of Secured Party. Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the state or federal courts sitting for New York County, State of New York, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Security Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Security Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property). Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, properly addressed and postage prepaid, or, at Secured Party's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount of the claim and other relief requested.

15.14    Severability.

Whenever possible this Security Agreement, the Note and each Loan Document and each provision hereof and thereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable Law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or thereof, and any determination that the application of any provision hereof or thereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

15.15    Counterparts; Captions; Construction.

This Security Agreement and each other Loan Document may be executed in counterpart, each of which shall be an original and all of which taken together shall be and be deemed to be one and the same instrument. The headings, titles and captions used herein are for convenience only and shall not affect the construction of this Security Agreement or any term or provision hereof. The inclusion of an example by way of illustration such as a parenthetical ("including . . .") shall not be construed as or deemed a limitation on the generality of the general text to which it refers. Subject to Section 12, the terms Debtor and Secured Party shall include heirs, devisees, executors, administrators, personal representatives, successors, receivers, trustees and assigns. The liability of all Persons comprising or constituting Debtor under this Security Agreement and each other Loan Document shall be joint and several.

15.16    Exhibits and Schedules

All exhibits and schedules to this Security Agreement are attached hereto and incorporated herein by reference as if fully set forth herein.

15.17    Cross-Default; Cross-Collateralization.

The Indebtedness and Obligations of Debtor as evidenced by the Note, this Security Agreement, the Mortgage and any of the other Loan Documents securing or executed in connection with the Note (collectively, the "Subject Loan
                                                        -------------
Documents"), are cross collateralized and cross defaulted with any other note,
------------
mortgage or deed to secure debt, security agreement, loan document or agreement executed in connection with or as security for the Indebtedness and Obligations now or hereafter existing by Debtor to Secured Party (collectively, the "Cross Pledged and Defaulted Loan Documents"). The existence of an Event of Default
---------------------------------------
under any of the Subject Loan Documents (after the expiration of any applicable notice and cure periods) shall be deemed and shall constitute an Event of Default under the Cross Pledged and Defaulted Loan Documents (without any further notice and cure by Secured Party to Debtor which is hereby specifically waived by Debtor for all purposes), and an Event of Default under any of the Cross Pledged and Defaulted Loan Documents (after the expiration of any applicable notice and cure periods), shall constitute an Event of Default under the Subject Loan Documents (without any further notice and cure by Secured Party to Debtor which is hereby specifically waived by Debtor for all purposes). The Property and other Collateral (as such terms are defined in the Subject Loan Documents) shall secure the Indebtedness and Obligations as evidenced by the Cross Pledged and Defaulted Loan Documents, and the Property and other Collateral as such terms are defined in the Cross Pledged and Defaulted Loan Documents shall secure the Indebtedness and Obligations as evidenced by the Subject Loan Documents.

Notwithstanding the foregoing, Secured Party reserves the night, to undo, with respect to any promissory note part of the Indebtedness and Obligations of Debtor to Secured Party, any cross default or collateralization of such promissory notes and the Collateral securing same to any other promissory note part of the Indebtedness or Obligations of Debtor to Secured Party and the Collateral securing such other promissory note, in its Sole Discretion.

15.18    Cooperation.

In the event that the Loan or part thereof is securitized or sold as a whole loan, the Debtor shall agree (a) to meet with representatives of the national credit rating agencies and prospective purchasers and investors of the Loan to discuss the business and operations of the restaurants part of the Unit, (b) to cooperate with the reasonable requests of such representatives, purchasers, investors and the Secured Party, including agreeing to non-material modifications of the Loan Documents, providing "comfort" letters concerning Debtor's financial statements and legal opinions, delivering updated information regarding Debtors, the Principals and the Collateral, and reviewing the Secured Party's offering materials to the extent relating to the Debtor, the Unit (or any restaurants part thereof) or the Loan, and (c) to take such other actions to facilitate the securitization or whole loan sale as the Secured Party shall request.

15.19    Public Announcement

Upon closing of the Loan, and at any time or from time to time thereafter, Secured Party is authorized in its Sole Discretion to issue news releases and at its own expense to publish announcements in newspapers, trade journals and other appropriate media, containing information about the Loan as Secured Party may in its Sole Discretion determine, including without limitation the legal and trade name (and, if such information is public, the ownership affiliation) of Debtor, the term and amount of the Loan, the Interest Rate, the name, nature and location of the Property. This provision shall survive the closing of the Loan.

15.20   Re-Imaging Requirements

Debtor agrees on or before the twentieth (20th) calendar day of each month, beginning November 20, 2000 and continuing on the twentieth (20th) calendar day of each month thereafter during the term of the Loan, to deposit in to the Revolving Credit Account (as such term is defined on SCHEDULE 5 attached
                                                     ----------
hereto), the amount of Seventy-Five Thousand Dollars ($75,000.00) until the available borrowing capacity in such account (excluding the Sinking Fund Deposits made pursuant to Section 15.21 below) totals the Adjusted Maximum Re-Imaging Balance (as defined below) at which time Debtor's obligations to make further deposits under this Section 15.20 shall terminate (the "Re Imaging Fund
                                                                -- ------- ----
Doosits'). The term "Adjusted Maximum Re-Imaging Balance" as used in this
--------
Section 15.20 shall mean a balance equal to Two Hundred and Twenty-Five Thousand Dollars ($225,000.00) less any expenditures ("Re-Imaging Expenditures") made
                                             -------------------------
with respect to the Units subject to re-imaging requirements of the Franchisor ("Re-Imaging Units"). For a period of twelve (12) months from the date of the
---------------------
closing of the Loan, Debtor agrees not to make any withdrawals from the Revolving Credit account which would reduce the balance therein below the Adjusted Maximum Re-Imaging Balance. Debtor further agrees to complete the re-imaging of the Re Imaging Units within the lesser of (a) twelve (12) months from the date of the closing of the Loan or (b) the term required for the re-imaging of such units under the applicable franchise agreements with Franchisor. Debtor agrees to send to Secured Party (or to cause the bank maintaining the Revolving Credit Account) to deliver to Secured Party on or before the tenth (10') day of each month during the term of the Loan (i) a statement of account for the Revolving Credit Account (showing all deposits and withdrawals made for the immediately prior month), and (ii) a certificate setting forth in reasonable detail the nature and amount of the Re-Imaging Expenditures incurred in connection with the applicable Re-Imaging Units (such units also described in reasonable detail in such certificate) for the immediately prior month (and attaching copies of paid invoices evidencing same) signed and certified to as true and correct by an authorized officer of the Debtor; until such time as the Re-Imaging Units have been re-imaged to the satisfaction of Franchisor and a letter signed by Franchisor confirming same to the satisfaction of Secured Party (in its Sole Discretion) has been delivered to Secured Party.

15.21 RMS Note - Sinking Fund Requirements

Debtor agrees on or before the twentieth (20') calendar day of each month, beginning November 20, 2000 and continuing on the twentieth (20') calendar day of each month thereafter for twelve (12) months during the term of the Loan, to deposit in to the Revolving Credit Account, the amount of Eighty-Five Thousand Dollars ($85,000.00) until the available borrowing capacity in such account (excluding the Re-Imaging Fund Deposits made pursuant to Section 15.20 above) totals the Adjusted Maximum Sinking Fund Balance (as defined below), at which time Debtor's obligations to make further deposits under this Section 15.21 shall terminate (the "Sinking Fund Deposits"). The term "Adjusted Maximum
                       --------------------
Sinking Fund Balance" as used in this Section 15.21 shall mean a balance equal to the amount of One Million Forty-Seven Thousand Five Hundred Sixty-Five and No/100 Dollars ($1,047,565.00). During such twelve (12) month period during which deposits hereunder are required, Debtor agrees not to make any withdrawals from the Revolving Credit Account which would reduce the borrowing capacity of the Revolving Credit Account (excluding the Re-Image Fund Deposits) below the Adjusted Maximum Sinking Fund Balance. Upon the maturity date of the RMS Note (as such term is defined on SCHEDULE 5 attached hereto), Debtor agrees to pay
                            ----------
off such note with the Adjusted Maximum Sinking Fund Balance and to provide evidence of same to Secured Party in form satisfactory to Secured Party in its Sole Discretion. Debtor agrees to send to Secured Party (or to cause the bank maintaining the Revolving Credit Account) to deliver to Secured Party on or before the tenth ( 10th ) day of each month during the term of the Loan a statement of account for the Revolving Credit Account (showing all deposits and withdrawals made for the immediately prior month).

15.22 Liquidity Requirement

Debtor agrees to either (a) at all times maintain cash or Marketable Securities (defined below) in an amount equal to two months of principal and interest payments payable under the Loan (the "Cash/Marketable Securities Balance") or
                                      ----------------------------------
(b) maintain a Current Ratio (defined below), of no less than 0.75 to 1.00. The term "Cash/Marketable Securities Balance" shall be determined on a quarterly basis and shall mean the average daily balance with respect to all bank accounts, available borrowings on the Debtors' Revolving Credit Account (excluding the Re-Imaging Fund Deposits and the Sinking Fund Deposits), and Marketable Securities accounts maintained by the Debtor for such quarter. The Debtor's "Current Ratio" is defined as the current assets of Debtor divided by the current liabilities of Debtor as calculated by Secured Party in its Sole Discretion. The term "Marketable Securities" shall mean such marketable securities as approved by Secured Party in its reasonable discretion.

                           [Signature Pages Follow]

IN WITNESS WHEREOF, Secured Party and Debtor have caused these presents to be duly executed as of the day and year first above written.

                                   SECURED PARTY:

                                   AMERICAN COMMERCIAL CAPITAL LLC, a Delaware limited liability company

                                   By-.James Kendrick Noble, III
                                       -----------------------------------------
                                       Managing Director

                                   Address:
                                   5963 La Place Court, Suite 300
                                   Carlsbad, California 92008
                                   Attention: Loan Administration

                                   DEBTOR:
                                   ------

                                   INTERFOODS OF AMERICA, INC.,
                                   a Nevada corporation


                                   By:________________________________
                                   Name: Robert S. Berg
                                   Title: Chief Executive Officer

                                   Address:
                                   9400 S. Dadeland Blvd., Suite 720
                                   Miami, FL 33156

                                   SAILORMEN, INC.,
                                   a Florida corporation

                                   By:________________________________
                                   Name: Robert S. Berg
                                   Title: Chief Executive Officer

                                   Address:
                                   9400 S. Dadeland Blvd., Suite 720
                                   Miami, FL 33156

SCHEDULES LIST
---------------

DEFINITIONS SCHEDULE (Introduction)
INFORMATION CERTIFICATE ((S)(S) 2.1, 2.2, 2.3 AND 2.26)
SCHEDULE I MERGERS, CONSOLIDATIONS, ACQUISITIONS ((S) 2.1)
SCHEDULE 2 OTHER BUSINESSES ((S)(S) 2.2 and 2.5)
SCHEDULE 3 SCHEDULED AFFILIATES ((S) 2.4)
SCHEDULE 4 FILING OFFICES ((S)(S) 2.9 and 5.13)
SCHEDULE 5 PERMITTED ENCUMBRANCES ((S) 2.16)
SCHEDULE 6 CONSENTS AND OTHER ACTION ((S) 2.23)
SCHEDULE 7 LITIGATION ((S) 2.25)
SCHEDULE 8 BANKS ((S)(S) 2.29, 2.30, and 4)
SCHEDULE 9 BROKERS AND FINANCIAL ADVISORS ((S) 2.3 1)
SCHEDULE 10 UCC FILINGS ((S) 2.16)
SCHEDULE 11 PRINCIPAL AGREEMENTS ((S)(S) 2.18 and 2.19)
SCHEDULE 12 MISSING CONSENTS OR OTHER ACTIONS ((S) 2.11)
SCHEDULE 13 LIST OF RE-IMAGING UNITS

EXHIBITS LIST
-------------

EXHIBIT A Legal Description/Address and other Property/Unit Information EXHIBIT B Insurance Requirements ((S) 2.2 1)
EXHIBIT C Compliance Certificate ((S) 2.32)

                             DEFINITIONS SCHEDULE
                             [Security Agreement]

         "Acceleration Date" shall have the meaning accorded to such term in the
          -----------------
Note.

         "Account" or "Accounts" shall have the meaning accorded to such term in the UCC.

         "Adjusted Debtor EBITDAR" shall mean the sum of Debtor's net income
          ------------------------
(loss)plus, in each case to the extent previously deducted in calculating net income (loss): (i) income taxes, (ii) principal and interest payments on all of its indebtedness, (iii) all non-cash charges including depreciation and amortization, (iv) Owner's Compensation Adjustments, (v) Non-Recurring Items,
(vi) Realty Charges, (vii) Personalty Charges, and (viii) other adjustments, in the Sole Discretion of Secured Party, deemed appropriate.

         "Adjusted Debtor G&A" shall mean, with respect to the Debtor, actual
         ---------------------
Debtor G&A expenses minus, to the extent previously included in Debtor G&A, (i) Owner's Compensation Adjustments; (ii) Non Recurring Expenses; and (iii) other adjustments, in the Sole Discretion of Secured Party, deemed appropriate.

         "Affiliate" or "Affiliates" shall mean, with respect to any Person, (i) any Person who controls, is controlled by, or is under common control with such Person, (ii) any Person who is a manager, director or officer of, partner in, trustee of, or blood or legal relative, guardian or representative of the specified Person, or any Person who acts or serves in a similar capacity with respect to the specified Person, (iii) any Person of which or whom the specified Person is a manager, director or officer, partner, trustee, or blood or legal relative, guardian or representative, or with respect to which or whom, the specified Person acts or serves in a similar capacity; (iv) any Person, who, directly or indirectly, is the legal or beneficial owner of or controls 10% or more of any class of equity securities of the specified Person, and (v) any Person who is an Affiliate as defined in clauses (i), (ii), (iii) or (iv) of an Affiliate of the specified Person.

         "Affiliate Guarantee" shall mean any guarantee of Debtor's Obligations.
          -------------------

         "Allocated G&A" shall mean, with respect to any Unit, the product of
         ---------------
  (x) the sales/revenue of any business conducted at the unit during the preceding 12 months multiplied by (y) the G&A Ratio.

         "Approved Providers" shall mean providers of insurance rated not less
          ------------------
than A-NI by A.M. Best Company Inc., or otherwise approved by Secured Party.

         "Authorized Officer" shall mean, with respect to any Person, any
          ------------------
president, vice president, secretary, treasurer, manager or Person holding comparable titles and performing comparable duties who, in each case, is duly authorized to execute documents and perform duties by appropriate resolution and in accordance with Organizational Documents of such Person.

         "Bankruptcy Code" shall have the meaning accorded to such term in the
          ---------------
Mortgage.

         "Brand" shall have the meaning accorded to such term in the Information Certificate.

         "Brand Owner" shall have the meaning accorded to such term in the
          -----------
Information Certificate.

         "Branded Contract" shall have the meaning accorded to such term in the
          ----------------
Information Certificate, as the same may be amended from time to time, and any extension, substitution, restatement or replacement thereof and any other Contractual Obligation between Debtor and Brand Owner with respect to the Business.

         "Business" shall mean the business of operating a Unit in accordance with the Principal Agreements.

         "Business Day" shall mean any date other than a Saturday, Sunday or
         --------------
legal holiday or date on which banking institutions in Delaware, New York or California are authorized or required to close.

         "Business Valuation" shall mean the valuation of a Unit made in
         --------------------
connection with the Loan by independent appraisers or valuation consultants approved by Secured Party.

         "Call Protection" shall have the meaning accorded to such term in the
         -----------------
Note.

         "Call Protection Date" shall have the meaning accorded to such term in
         ----------------------
the Note.

         "Capital Stock" shall mean any common stock, partnership interest,
         ---------------
membership interest or other equity interest.

         "Certificate of Title" shall mean any certificate or document
         ----------------------
evidencing title.

         "Change in Control" any act or event (including any assignment, sale,
         -------------------
disposition or issuance) which results in (or with the passage of time will result in) either (a) Robert S. Berg owning of record and beneficially less than 33% of the voting Capital Stock of Interfoods of America, Inc. and/or Steven M. Wemple owning of record and beneficially less than 18% of the voting Capital Stock of Interfoods of America, Inc., or (b) Robert S. Berg or Steven M. Wemple relinquishing (whether voluntarily or otherwise) their respective current level of control and/or officer position in Debtor, or (c) Interfoods, of America, Inc. owning of record and beneficially less than 80% of the Capital Stock of Sailormen, Inc.

         "Chattel Paper" shall have the meaning accorded to such term in the
         ---------------
UCC.

         "Collateral" shall mean all Goods (including Equipment and Inventory), General Intangibles (including Principal Agreements, Accounts, Certificates of Title, Fixtures, Money, Instruments, Investment Property, Documents, Chattel Paper, Deposit Accounts, Letters of Credit, (as all of such terms are defined in the UCC or otherwise herein or in the Loan Documents), credit balances, deposits, bankers' acceptances, guaranties, credits, claims, chooses in action, demands, liens, security interests, rights, insurance, awards, compensation, remedies, title and interest in, to and in respect of other Collateral, and all Collateral Revenues and all other personal property, now or hereafter owned, acquired, existing, arising, held, sold, used or consumed in connection with the Business or a Unit and any other property, rights, and interests which at any time relate to, arise out of or in connection with the foregoing or which come into the possession, custody or control of Secured Party or any of its agents, representatives, associates or correspondents, for any purpose, and all Proceeds of the foregoing.

         "Collateral Revenues" shall mean with respect to any Collateral all
         ---------------------
interest, income, dividends, distributions, rents, revenues, profits and earnings thereon or other monies or revenues derived therefrom, including any such property received in connection with any disposition of any Principal Agreement and all moneys which may become payable or received under any policy insuring the Collateral or otherwise required to be maintained under the Security Agreement (including return of unearned premium).

          "Condemnation" shall mean any taking by any Governmental Authority or
          --------------
other Person.

         "Conflict" or "Conflicting" shall mean, with respect to any Contractual
                       -------------
Obligation, Organizational Document, Requirement of Law, Consent or Other Action or any other item, any conflict with, breach of, default under, any triggering of rights, benefits, or obligations under or in connection with such item.

         "Consent or Consents and Other Action" shall mean any consent,
         --------------------------------------
authorization, Judgment, directive, approval, license, certificate, registration, permit, exception, exemption, filing, notice, declaration or other action by, with or to any Person.

         "Consolidated Unit EBITDAR' shall mean, the sum of Unit EBITDAR for
         ---------------------------
each of the Units related to all of the notes and security agreements evidencing and securing the Obligations to Secured Party (including, without limitation, the Note and Security Agreement).

         "Consolidated Unit FCCR" shall mean, with respect to the preceding 12-
         ------------------------
month period for any Units related to any notes and security agreements evidencing and securing the Obligations to Secured Party (including, without limitation, the Note and Security Agreement), the quotient of (x) Consolidated Unit EBITDAR divided by (y) Consolidated Unit Fixed Charges.

         "Consolidated Unit Fixed Charges" shall mean, the sum of Unit Fixed
         ---------------------------------
Charges for each of the Units related to the Note and Security Agreement evidencing and securing Obligations to Secured Party.

         "Contractual Obligation 'or "Contractual Obligations" shall include any
         -----------------------     -------------------------
obligation under or in connection with any Instrument, Document or General Intangible.

         "Control Persons" shall have the meaning accorded to such term in
         -----------------
Section 2.26 of the Security Agreement.

         "Corporate G&A" shall mean, with respect to any period, the amount of
         ---------------
expenses paid for (w) management and administrative fees and salaries, (x) legal, accounting and professional services, (y) general office supplies, and
(z) travel and entertainment expense.

         "Current Filings" shall have the meaning accorded to such term in
         ------------------
Section 2.16 of the Security Agreement.

         "Debtor" shall mean any Debtor, and any Person executing any Agreement
         --------
of Principal, Affiliate Guarantee (if any), Security Agreement, Deed of Trust, Mortgage or other Contractual Obligation securing or evidencing the Loan to Debtor.

         "Debtor FCCR" shall mean, with respect to the Debtor for the preceding
         -------------
12-month period, the ratio of (x) Adjusted Debtor EBITDAR divided by (y) the Debtor Fixed Charges.

         "Debtor Fixed Charges" shall mean Debtor's (x) aggregate principal and
         ----------------------
interest payments on all Indebtedness, plus its (y) payments in respect of Realty Charges, plus (z) payments in respect of Personalty Charges.

         "Debtor G&A" shall mean, with respect to any Debtor and any period, the
         ------------
Debtor's Corporate G&A for such period.

         "Debtor's Use" shall include Debtor's acquiring, obtaining, making,
         --------------
manufacturing, producing, operating, holding, possessing, maintaining, selling, transferring, granting, pledging, leasing, disposing or using.

         "Default Rate" shall have the meaning accorded to such term in the
         --------------
Note.

         "Defeasance" shall have the meaning accorded to such term in the Note.

         "Defeasance Collateral" shall have the meaning accorded to such term in
         -----------------------
the Note.

         "Defeasance Securily Aereement" shall have the meaning accorded to such
         -------------------------------
term in the Note.

         "Deposit Account" shall have the meaning accorded to such term in the
         -----------------
UCC.

         "Dispose" or "Disposing" shall include, with respect to any property,
         ------------------------
assets, obligations or other items, any sale, assignment, conveyance, pledge, Grant, encumbrance, lease, gift, abandonment or other disposition.

         "Discovery Date" shall have the meaning accorded to such term in
         ----------------
Section 6.1 of the Security Agreement.

         "Document" shall have the meaning, accorded to such term in the UCC.

         "Environmental Laws" means all present and future Laws, Requirements of
         --------------
Law, or Consents or Other Action, relating to the protection of human health and safety or the environment, including, without limitation, (a) all Laws, Requirements of Law, or Consents or Other Action, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the presence, generation, discharge, release, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, emissions, contaminants, or hazardous, radioactive or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all Laws, Requirements of Law Consents or Other Action, pertaining to the protection of the health and safety of employees of the public.

         "Environmental Report" shall include, with respect to any Property or
         ----------------------
other property or assets, any report, investigation, or document review with respect to compliance with Requirements of Law and or the presence of Hazardous Materials.

         "Environmental Requirement" shall collectively mean all present and
         ---------------------------
future Laws, Consents and Other Action or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health.

         "EPA" shall mean the United States Environmental Protection Agency.

         "Equipment" shall have the meaning accorded to such term in the UCC.
         -----------

         "ERISA" shall mean Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall have the meaning accorded to such term in
         -------------------
Section 6 of the Security Agreement.

         "Existing Indebtedness" shall have the meaning accorded to such term in
         -----------------------
the Security Agreement.

         "FCCR" shall mean, with respect to any period, Person, Unit or Units, the fixed charge coverage ratio of either the Debtor FCCR, the Consolidated Unit FCCR or the Unit FCCR, as applicable.

         "Filing Collateral" shall mean all Goods (including Inventory and
         -------------------
Equipment), General Intangibles, Accounts, Fixtures, Investment Property, Chattel Paper and all other property with respect to which a security interest may be perfected by the filing of financing statements under the UCC.

         "Filing Offices" shall have the meaning accorded to such term in
         ----------------
Section 2.9 of the Security Agreement.

           "Financing Statements" shall mean financing statements on form UCC- I
           ----------------------
naming Debtor as debtor and Secured Party as secured party and describing the Collateral as the collateral.

          "Fixtures" shall have the meaning accorded to such term in the UCC.

          "GAAP" shall mean the generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

          "G&A Ratio" shall equal the quotient of (x) Adjusted Debtor G&A for
          -----------
the preceding 12-month period divided by (y) Debtor sales/revenue for the corresponding 12-month period.

          "General Intangible" or "General Intangibles" shall have the meaning
          --------------------    ---------------------
accorded to such term in the UCC.

          "Goods" shall have the meaning, accorded to such term in the UCC.

          "Governmental Authority" shall mean any public office, court,
          ------------------------
arbitration or mediation panel, or office, administrative agency, regulatory authority, government, self-regulatory agency or authority or any subdivision thereof.

          "Grant" or "Grants" or "Granting" shall include to grant, assign,
          -------    --------    ----------
transfer, convey, set over and dispose.

          "Hazardous Material" shall mean any material or substance that,
          --------------------
whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now and hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.

          "Indebtedness" shall mean and include (i) with respect to any Person,
          --------------
(a) all items of indebtedness and liabilities which, in accordance with GAAP, would be included in determining liabilities that are shown on the liability side of the balance sheet of such Person, (b) all indebtedness and liabilities of other Persons assumed or guaranteed by such Person or in respect to which such Person is secondarily or contingently liable whether by any agreement to acquire indebtedness and liabilities or to supply or advance funds or otherwise, and (c) all indebtedness and liabilities of other Persons secured by any Lien in any property of such Person; and (ii) with respect to a Unit, (a) all items of indebtedness and liabilities which, in accordance with GAAP, would be included in determining liabilities that are shown on the liability side of the balance sheet of such Unit, (b) to the extent such indebtedness or liability specifically relates to the Unit or depends on cash flow of such Unit for repayment (as provided in an assumption of debt, guaranty or other agreement), all indebtedness and liabilities of other Persons assumed or guaranteed by any Person or in respect of which such Person is secondarily or contingently liable whether by any agreement to acquire indebtedness and liabilities or to supply or advance funds or otherwise and (c) all indebtedness and liabilities secured by any Lien on any property used in the operation of such Unit, to the extent not included pursuant to clauses (a) and (b) of clause (ii) of this definition.

          "Information Certificate" shall mean the Information Certificate
          -------------------------
attached to the Security Agreement.

         "Instrument" or "Instruments" shall have the meaning accorded to such
         ------------    -------------
term in the UCC.

         "Insurance Proceeds" means, at any time, all insurance proceeds or
         --------------------
 payments to which Debtor may be or become entitled by reason of any casualty with respect to a Unit under the insurance policies required to be maintained pursuant to the Security Agreement plus (i) the amounts of any deductibles under such insurance policies; (ii) if Debtor fails to maintain any of the insurance policies required under the Security Agreement, the amounts which would have been available with respect to such casualty had Debtor maintained such insurance policies; and (iii) all insurance proceeds and payments to which Debtor may be or become entitled, including, without limitation, pursuant to title insurance or by reason of any casualty with respect to any Unit under any other insurance policy coverage maintained by Debtor.


          "Insurance Requirements" shall have the meaning accorded to such terms
          ------------------------
in the Security Agreement.

         "Interest Rate" shall have the meaning accorded to such term in the
         ----------------
Note.

         "Inventory" shall have the meaning accorded to such term in the UCC.
         -----------

         "Investment Property" shall have the meaning accorded to such term in
         ---------------------
the UCC.

         "Judgment" shall mean any order, decision, decree, award or injunction
         ----------
of any Governmental Authority.

         "Key Individuals" shall have the meaning as set forth in the Security
         -----------------
Agreement.

         "Late Payment Charge" shall have the meaning accorded to such term in
         ---------------------
paragraph 4 of the Note.


          "Law" shall mean any applicable statute, law, code, rule, regulation
          -----
or ordinance.

         "Lease" or "Leases" shall mean the lease covering all or a portion of
         -------    --------
the Property (including the Lease part of the Principal Agreements executed by Debtor in connection with the Property) and any other leases to which Debtor is a party or in which Debtor owns an interest other than a Personal Property Lease.


          "Lease Obligations" shall mean obligations under or in connection with
          -------------------
any Lease.

         "Letters of Credit" shall have the meaning accorded to such term in the
         -------------------
UCC.

         "License" or "Licenses" shall mean any license, permit, directive,
         ---------    ----------
authorization, approval or stipulation required to operate the Business at the Property.

         "Lien" or "Liens" shall mean any pledge, security, title retention
         ------    -------
agreement, security interest, encumbrance, right of set off or offset, rights of others, benefits, claims or other liens (including federal or state tax liens).

         "Litigation" shall mean any action, proceeding, litigation,
         ------------
investigation, arbitration, mediation, claim or Judgment.

         "Loan" or "Loans" shall mean the indebtedness of Debtor to Secured
         ------    -------
Party as evidenced by the Loan Documents.

         "Loan Document" or "Loan Documents" shall mean the Note, the Security
         ---------------    ----------------
Agreement, the Mortgage, and any other note, security agreement, mortgage, deed of trust, deed to secure debt, Affiliate Guarantee, agreement of principals, collateral assignments, and other contractual Obligations, filings (including financing statements) and recordings executed, delivered or filed, including any amendments, supplements, renewals, extensions replacements thereof, executed between Debtor and Secured Party or by Debtor for the benefit of Secured Party.

         "Loss" shall have the meaning accorded to such term in Section 2.22 of
         ------
the Security Agreement.

         "Loss Proceeds" shall have the meaning accorded to such term in Section
         ---------------
2.22 of the Security Agreement.

         "Margin Stock" shall have the meaning accorded to such term in
         --------------
Regulation G, U, T or X of the Board of Governors of the Federal Reserve System, as amended.

         "Material Adverse Effect" shall mean any material adverse effect on the
         -------------------------
Debtor or any Scheduled Affiliate, its financial condition or property, the Business or the Property.

         "Maturity Date" shall have the meaning accorded to such term in the
         ---------------
Note.

         "Minimum Debtor FCCR" shall have the meaning accorded to such term in
         ---------------------
the Security Agreement.

         "Minimum CU FCCR" shall have the meaning accorded to such term in the
         -----------
Security Agreement.

         "Minimum Unit FCCR" shall have the meaning accorded to such term in the
         -------------
Security Agreement

          "Money" shall have the meaning accorded to such term in the UCC.
          -------

          "Monthly Payment" shall have the meaning accorded to such term in the
          -----------------
Note.

          "Mortgage" or "Mortgages" shall collectively mean that certain
          ----------    -----------
mortgage or deed to secure debt (whether one or more) executed as security for the Note and covering the Property.

         "Negative Pledge Properly" shall mean the real and personal property
         --------------------------
subject to the Negative Pledge Agreement executed by the Debtor to Secured Party on or about the date hereof

          "Non-Business Day" shall mean any date other than a Business Day.
          ------------------

         "Non-Recurring Items" shall mean, with respect to any Person or any
         ---------------------
Unit, items of the sum (whether positive or negative) of revenue minus expenses that, in the judgment of the Secured Party, are unusual in nature and occur infrequently and are not representative of the ongoing/future earnings or expenses of the Person or any Unit.

         "Note" shall mean the Secured Promissory Note made by Debtor payable to
         ------
Secured Party evidencing the Loan.

         "Obligations" shall mean all of Debtor's Indebtedness, obligations and
         -------------
liabilities to Secured Party evidenced by, arising under or in connection with the Note (including, without limitation, indebtedness, obligations and liabilities in respect of principal, interest, and Prepayment Premium Amount), the Security Agreement, or any of the other Loan Documents (executed between Debtor and Secured Party or by Debtor for the benefit of Secured Party), and any future advances thereon, renewals, extensions, modifications, amendments, substitutions and consolidations thereof, or any other agreement with Secured Party under or in connection with the Loan, including Debtor's obligations to pay (or reimburse Secured Party for) all costs and expenses (including attorneys fees and disbursements) incurred by Secured Party in obtaining, maintaining, protecting and preserving its interest in the Collateral or its security interest therein, foreclosing, retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or in exercising its rights hereunder or as secured party under the UCC, any other applicable Law or Loan Document, and all other indebtedness, obligations and liabilities of any kind of Debtor to Secured Party now or hereafter existing (including future advances whether or not pursuant to commitment), arising directly between Debtor and Secured Party or acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, secured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or direct or indirect, including Debtor's liabilities to Secured Party a member, partner or equity owner of any Person or group, and whether incurred by Debtor as principal, surety, endorser, guarantor, accommodation party or otherwise, including all amounts which would be payable or owing to Secured Party but for the fact they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor or any Person.

         "Obligees" shall have the meaning accorded to such term in Section 7 of
         ----------
the Note.

         "Obligors" shall have the meaning accorded to such term in Section 7 of
         ----------
the Note.

         "Organizational Document" or "Organizational Documents" shall mean for
         -------------------------    --------------------------
any Person any agreement, document, instrument or other writing or understanding and any Requirement of Law relating to the formation or organization of such Person including certificate or articles of incorporation or formation, bylaws, partnership, trust, operating or limited liability company agreement, partner, trustees, shareholders or members agreement, and resolutions, consents and actions of directors, officers, managers, trustees, partners, members, shareholders or owners.

         "Other Liable Party" shall have the meaning accorded to such term in
         --------------------
the Security Agreement.

         "Owner's Compensation Adjustments" shall mean, with respect to any Person and any period, the difference (whether positive or negative) between (x) the salaries, wages, benefits, compensation, reimbursements, travel and entertainment and other items deemed to be owner's compensation incurred by such Person in such period minus (y) the amount of salaries, wages, benefits, compensation, reimbursements, travel and entertainment and other items deemed to be owner's compensation which in the judgment of the Secured Party are reasonable and customary for Persons whose responsibilities are similar to those of Persons working for such Person in businesses similar to the Business.

         "Payment Date" shall have the meaning accorded to such term in the
         --------------
Note.

         "Payments to Affiliates" shall mean any dividend, distribution or
         ------------------------
payment of money or other property or assets by Debtor to any direct or indirect equity owner of Debtor or any Affiliate of Debtor.

         "Permitted Encumbrance" or "Permitted Encumbrances shall have the
         -------------------------- -----------------------
meaning accorded to such term in Section 2.16 of the Security Agreement.

         "Person" or "Persons" shall mean any natural person, corporation,
         --------    ---------
partnership, limited liability company, trust, association, firm, entity or Governmental Authority.

         "Personal Property Lease" shall mean any lease of Equipment or other
         -------------------------
personal property deemed an operating lease under GAAP.

         "Personality Charges" shall mean, with respect to any period, payments
         ---------------------
on any Personal Property Lease.

          Prepayment Amount" shall have the meaning accorded to such term in the
          ------------------
Note.

         "Prepayment Premium Amount" shall have the meaning accorded to such
         ---------------------------
term in the Note.

         "Prepayment Date" shall have the meaning accorded to such term in the
         -----------------
Note.

         "Principal Agreement" or "Principal Agreements" shall mean any Branded
         ---------------------    ----------------------
Contract, License or Lease, or other agreement material to the operation and management of the Unit, as set forth on the Information Certificate of the Security Agreement.

         "Principal Amount" shall have the meaning accorded to such ten-n in the
         ------------------
Note.

         "Proceeds" shall include Insurance Proceeds, Loss Proceeds and
         ----------
"proceeds" within the meaning accorded to such term in the UCC.

         "Property" or "Properties" shall mean the real property or leasehold
         ----------    ------------
interests therein, as applicable, (whether one or more) upon which the Debtor operates the Business as more particularly described in Exhibit A of the Security Agreement and in the other Loan Documents (and as also referred to as "Mortgaged Property" or "Security Property" in the other Loan Documents)-

         "Realty Charges" shall mean, with respect to any period, payments on
         ----------------
Lease Obligations.

         "Records" shall mean any books, records, writings (including any electronic data) pertaining to the Business, a Unit and the Collateral.

         "Requirement of Law" or "Requirements of Law" shall mean any
         --------------------    ---------------------
requirement, direction, policy or procedure of any Law or License, Judgment, or Consent or Other Action.

         "Required Endorsements" shall have the meaning accorded to such term in
         -----------------------
the Security Agreement.

         "Scheduled Affiliate" or "Scheduled Affiliates" shall have the meaning
         ---------------------    ----------------------
accorded to such term in Section 2.4 of the Security Agreement.

         "Sole Discretion" shall mean with respect to any decision or action
         -----------------
(including granting of any consent or approval) the discretion to make or take or fail to take or make any decision or action with or without any reason, taking into account such factors, if any, as the decision maker or action taker determines (including self interest), and any decision or action may be subject to any such conditions or no conditions as the decision maker or action taker determines and shall be final and conclusive.

         "Security Agreement" shall mean the Security Agreement between Debtor
         --------------------
and Secured Party, relating to the Loan and, among other things, Granting the Secured Party a Lien on the Collateral.

         "Target Debtor FCCR" shall have the meaning accorded to such term in
         --------------------
the Security Agreement.

         "Target CU FCCW" shall have the meaning accorded to such term in the
         ----------------
Security Agreement.

         "Taxes and Other Charges" shall mean all taxes, assessments and other
         -------------------------
governmental charges, ground rents, or other rents, rates and charges, excises, levies, fees and other charges (public or private) which may be assessed, levied, confirmed or imposed on, or in respect of or be a lien upon the Collateral, a Unit or the Business or any part thereof or any interest therein.

         "Tax Party" or "Tax Parties" shall have the meaning accorded to such
         -----------    -------------
term in Section 2.24 of the Security Agreement.

         "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial
         -----    -------------------------
Code as adopted in the State where the Property is located.

         "Unit" or "Units" shall collectively mean the Business, Collateral and
         ------    -------
Property and other property and assets related to the Business or located at the Property.

         "Unit EBITDAR" shall mean, with respect to a Unit for any business
         --------------
conducted at such Unit, the net income (loss) for such business plus, in each case, to the extent previously deducted in calculating net income (loss), (i) income taxes, (ii) principal and interest payments on all of its indebtedness of such business, (iii) all non-cash charges including depreciation and amortization, (iv) the amount of expenses paid/allocated in respect of Corporate G&A, (v) Non-Recurring Items, (vi) Realty Charges, (vii) Personalty Charges, and
(viii) other adjustments, in the Sole Discretion of Secured Party, deemed appropriate, minus Allocated G&A.

         "Unit FCCR" shall mean for any Unit, the FCCR calculated for such Unit.
         -----------

         "Unit Fixed Charges" shall mean, with respect to any Unit, (x)
         --------------------
aggregate principal and interest payments on all Indebtedness plus (y) payments on Realty Charges plus (z) payments in respect of Personalty Charges each of which relates to said Unit.

         "Waivers" shall have the meaning accorded to such term in the Note.

                           [Signature Page Follows]

         The foregoing terms contained in this Definitions Schedule as applicable to the Security Agreement to which this schedule is attached, executed by the undersigned Debtor and American Commercial Capital, LLC, a Delaware limited liability company, are approved and agreed to by the undersigned, as of September 14, 2000.

                                      DEBTOR:
                                      ------

                                      SAILORMEN, INC.,
                                      a Florida corporation

                                      By:__________________
                                         Name: Robert S. Berg
                                         Title: Chief Executive Officer

                                      INTERFOODS OF AMERICA, INC.,
                                      a Nevada corporation

                                      By: _________________
                                          Name: Robert S. Berg
                                          Title: Chief Executive Officer